Exhibit 2.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is entered into as of March 24, 2016, by and among ACLARIS THERAPEUTICS INC., a Delaware corporation (the “Purchaser”); VIXEN PHARMACEUTICALS, INC., a Delaware corporation (the “Company”); JAK1, LLC, a Delaware limited liability company (“JAK1”), JAK2, LLC, a Delaware limited liability company (“JAK2”); JAK3, LLC, a Delaware limited liability company (“JAK3”) (JAK1, JAK2 and JAK3 are referred to herein each as a “Selling Stockholder” and, collectively, as the “Selling Stockholders”); and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Stockholders’ Representative (the “Stockholders’ Representative”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

The Selling Stockholders desire to sell, and the Purchaser desires to purchase, all of the issued and outstanding shares of capital stock of the Company (the “Shares”), for the consideration and on the terms set forth in this Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

SECTION 1. Sale and Purchase of Shares; Related Transactions

1.1 Sale and Purchase of Shares. At the Closing (as defined below), the Selling Stockholders shall sell, assign, transfer and deliver the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Selling Stockholders, free from any Encumbrance, on the terms and subject to the conditions set forth in this Agreement (the “Transaction”).

1.2 Purchase Price.

(a) The aggregate purchase price to be paid by the Purchaser for the Shares (the “Consideration”) is as follows (with each type of Consideration being non-refundable and non-creditable, except as specifically provided in Section 1.2(a)(iii) below and subject to Section 9.6, which may result in adjustments to the Consideration payable hereunder) and to be delivered to the Selling Stockholders in accordance with their respective Pro Rata Percentages as set forth on Schedule 5:

(i) cash paid at the Closing in the aggregate amount of $600,000 (the “Initial Cash Payment”), to be paid by wire transfer of immediately available funds to the various accounts set forth in the Funds Flow Memorandum executed by the parties at Closing; and

(ii) 159,420 shares of restricted common stock, par value $0.0001 per share, of the Purchaser issued at the Closing (the “Purchaser Equity”), which Purchaser Equity will be issuable only against delivery by each Selling Stockholder of a Market Stand-Off Agreement in the form presented by the Purchaser; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii) cash paid in the amount of $100,000 on the first anniversary of the Closing and each anniversary thereafter for five (5) years (total of six (6) payments) (each an “Anniversary Payment”). Each Anniversary Payment shall be fully creditable solely against any Additional Payments payable by the Purchaser pursuant to Section 1.2(a)(vi) below; and

(iv) as, if and when a Regulatory Milestone (as described on Schedule 1) is achieved by or on behalf of any Purchaser Person, cash paid in the amount set forth opposite such Regulatory Milestone on Schedule 1 (“Regulatory Milestone Payments”); provided, however, that for the avoidance of doubt, in no circumstances will the total Regulatory Milestone Payments for Patent Products payable pursuant to this Section 1.2(a)(iv) exceed in the aggregate $18 million; and

(v) as, if and when a Commercial Milestone (as described on Schedule 2) is achieved by or on behalf of any Purchaser Person, cash paid in the amount set forth opposite such Commercial Milestone on Schedule 2 (“Commercial Milestone Payments”); provided, however, that for the avoidance of doubt, in no circumstances will the total Commercial Milestone Payments for Patent Products payable by the Purchaser to the Selling Stockholders pursuant to this Section 1.2(a)(v) exceed in the aggregate $22.5 million; and

(vi) cash payments in an amount equal to a percentage of aggregate worldwide Annual Net Sales of all Patent Products, Know-how Products and Additional Products sold by or on behalf of all Purchaser Persons during the applicable Additional Purchase Price Term, in the amounts set forth on Schedule 3 with respect to Patent Products and Know-how Products and Schedule 4 with respect to Additional Products (“Additional Payments”).

(1) Subject to the Patent Floor, Know-how Floor or Additional Product Floor, as applicable, if after the Closing (or as otherwise provided in the last sentence of this Section 1.2(a)(vi)(1)), the Purchaser (a) reasonably determines in good faith that it is necessary to obtain a license from a Third Party for Third Party Patent Rights and/or Know-how in order to Develop, Manufacture or Commercialize a Product or Additional Product in a country in the Territory and to pay a royalty under such license (including in connection with the settlement of a patent infringement claim); or (b) shall be subject to a final court or other binding order or ruling requiring any payment of a royalty to a Third Party patent holder in respect of future sales of any Product or Additional Product in a country in the Territory, then the amount of Selling Stockholders’ Additional Payments under this Section 1.2(a)(vi), with respect to Annual Net Sales for such Product or Additional Product in such country, shall thereafter be reduced (i) for a Patent Product, by [***] of the amount of patent royalties paid by the Purchaser to such Third Party that is reasonably and appropriately allocable to, as applicable, such Patent Product in such country, and (ii) for a Know-how Product or Additional Product, by [***] of the amount of Know-how royalties paid by the Purchaser to such Third Party that is reasonably and appropriately allocable to, as applicable, such Know-how Product or Additional Product in such country. The foregoing reductions shall also apply with respect to all patent and Know-how royalties owed by the Purchaser to Rigel Pharmaceuticals, Inc. pursuant to the License and Collaboration Agreement dated August 27, 2015 between Aclaris Therapeutics International Limited and Rigel Pharmaceuticals, Inc. (the “Rigel License Agreement”) (but for the avoidance of doubt, such

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

reductions shall not apply with respect to patent and Know-how royalties owed by the Purchaser to JAKPharm LLC and Key Organics, Ltd pursuant to the Commercial License Agreement dated November 25, 2015 between Aclaris Therapeutics International Limited and JAKPharm LLC and Key Organics, Ltd (the “JAKPharm and Key Organics License Agreement”)).

(2) Subject to the Patent Floor, if during the applicable Additional Purchase Price Term in a country, a Generic Product is launched in such country where a Purchaser is Commercializing a Patent Product for such Generic Product, and the Generic Product obtains at least [***] of the market share with respect to such Patent Product in such country, then Purchaser shall pay to Selling Stockholders on Annual Net Sales of such Product in such country, an Additional Payment equal to [***] of the Additional Payment that would otherwise have been due on such Annual Net Sales under this Section 1.2(a)(vi) (i.e., at [***] of the applicable rate listed in such section as applied to Annual Net Sales of such Patent Product in such country).

(3) In the case of a Patent Product, in no event will a deduction, or the aggregate deductions, under Section 1.2(a)(vi)(1) or (2) reduce any Additional Payments made by the Purchaser to the Selling Stockholders in respect of Annual Net Sales of such Patent Product pursuant to Section 1.2(a)(vi) to less than [***] of the Additional Payment otherwise due pursuant to Section 1.2(a)(vi) on such Patent Product in such country in the absence of such deduction or deductions (with respect to a Patent Product, the “Patent Floor”). In the case of a Know-how Product or Additional Product, in no event will a deduction under subsection Section 1.2(a)(vi)(1) reduce any Additional Payments made by the Purchaser to the Selling Stockholders in respect of Annual Net Sales of such Know-how Product or Additional Product pursuant to Section 1.2(a)(vi) to less than [***] of the Additional Payment otherwise due pursuant to Section 1.2(a)(vi) on such Know-how Product or Additional Product in such country in the absence of such deduction or deductions (with respect to a Know-how Product, the “Know-how Floor”, and with respect to an Additional Product, the “Additional Product Floor”).

(4) Solely for the purpose of calculating Net Sales of Combination Products, if Purchaser sells the Product or Additional Product in the form of a Combination Product in a particular country, Net Sales of such Combination Product in such country for the purpose of determining the Additional Payments due to the Selling Stockholder pursuant to Section 1.2(a)(vi) will be calculated by multiplying actual Net Sales of such Combination Product in such country by the fraction A / (A + B), where A is the invoice price of such Product or Additional Product if sold separately in such country, and B is the total invoice price of the other active pharmaceutical ingredient(s) in the combination if sold separately in such country. If, on a country-by-country basis, such other active pharmaceutical ingredient or ingredients in the Combination Product are not sold separately in such country, but the Product or Additional Product component of the Combination Product is sold separately in such country, Net Sales for the purpose of determining the Additional Payments due to the Selling Stockholders for the Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C, where A is the invoice price of such Product or Additional Product component if sold separately, and C is the invoice price of the Combination Product. If, on a country-by-country basis, such Product or Additional Product component is not sold separately in

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

such country, Net Sales for the purposes of determining Additional Payments due to Selling Stockholders for the Combination Product will be D/(D+E), where D is the fair market value of the portion of the Combination Product that contains the Product or Additional Product, and E is the fair market value of the portion of the Combination Product containing the other active pharmaceutical ingredient(s) included in such Combination Product, as such fair market values are determined by mutual agreement of the parties, which shall not be unreasonably withheld; and

(vii) a percentage of Sublicense Consideration actually received by any Purchaser Person, as follows, on a sublicense-by-sublicense basis (“Sublicense Payments” and collectively, with each Anniversary Payment, each Regulatory Milestone Payment, each Commercial Milestone Payment, and all Additional Payments, the “Back-End Payments”) as follows:

(1) [***] of all Sublicense Consideration if the applicable sublicense is executed [***];
(2) [***] of all Sublicense Consideration if the applicable sublicense is executed [***];
(3) [***] of all Sublicense Consideration if the applicable sublicense is executed [***]; and
(4) [***] of all Sublicense Consideration if the applicable sublicense is executed [***].

For the avoidance of doubt, no Purchaser Person shall pay any Sublicense Consideration to the Selling Stockholders for Additional Products.

1.3 Closing; Delivery and Payment at Closing

(a) Upon and subject to satisfaction of the conditions set forth in Sections 6 and 7 below, the sale of the Shares to the Purchaser shall take place at the closing (the “Closing”), which shall take place at 10:30 a.m. EST on the date of this Agreement, or such other date as the Purchaser and the Company may mutually agree (the “Closing Date”), with the Closing to take place remotely and electronically, but with deemed effect at the offices of the Purchaser in Malvern, Pennsylvania.

(b) At the Closing:

(i) the Selling Stockholders shall deliver to the Purchaser the stock certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer; and

(ii) the Purchaser shall (a) pay to the Selling Stockholders, by wire transfer of immediately available funds, cash in an amount equal to the Initial Cash Payment, and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) deliver the Purchaser Equity as set forth in Section 1.2(a) above to the Selling Stockholders; and

(iii) the parties shall make the other deliveries contemplated by Sections 6 and 7 below.

1.4 Withholding. Purchaser will be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Selling Stockholders pursuant to this Agreement such amounts as Purchaser is required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law; it being understood and agreed that no amounts are required to be deducted with respect to the Initial Cash Payment or the Purchaser Equity. To the extent such amounts are so deducted or withheld, such amounts will be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

SECTION 2. Representations And Warranties Regarding The Company

Except as set forth in the Disclosure Schedule, the Selling Stockholders, severally and not jointly, hereby represent and warrant as set forth in this Section 2, to and for the benefit of the Indemnified Parties, as of the Closing Date (or as of such other date as may be specified in any of the following representations and warranties). The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

2.1 Due Organization; Subsidiaries; Etc.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority: (i) to conduct its business as it is now being conducted; (ii) to own or use the properties and assets that it purports to own or use; and (iii) to perform all its obligations under the Company Contracts.

(b) The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to so qualify is not reasonably likely to have a Company Material Adverse Change. Part 2.1 of the Disclosure Schedule lists all such states or other jurisdictions in which the Company is duly qualified to do business. Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of all of the members of the Company’s board of directors, and (ii) the names and titles of all of the Company’s officers. The Company has no subsidiaries, and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity. The Company has not agreed and is not obligated to make any future investment in (whether in cash, services or otherwise) or capital contribution to any Entity.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.2 Certificate of Incorporation and Bylaws; Records.

(a) The Company has delivered to the Purchaser accurate and complete copies of: (i) the Company’s certificate of incorporation and bylaws, including all amendments thereto; (ii) the stock records of the Company; and (iii) the minutes and other records of the corporate meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no corporate meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records.

(b) There has not been any violation of any of the provisions of the Company’s certificate of incorporation or bylaws or of any resolution adopted by the Company’s stockholders, the Company’s board of directors or any committee of the Company’s board of directors; and no event has occurred, and no condition or circumstance exists, that is reasonably likely to (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation. The books of account, stock records, minute books and other corporate records of the Company are accurate, up-to-date and complete in all material respects.

2.3 Capitalization, Etc. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, of which 2,380,942 shares have been issued and are outstanding and as of the date hereof are owned exclusively by such Selling Stockholders. Part 2.3 of the Disclosure Schedule sets forth a true, correct and complete list of all of the outstanding shares of the Company’s capital stock, including the names of the holders thereof. Such Selling Stockholder has, and the Purchaser will acquire at the Closing, good and valid title to such Selling Stockholder’s Shares free and clear of any Encumbrances. All of the shares of the Company’s issued and outstanding capital stock (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and (iii) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements. Except as set forth on Part 2.3 of the Disclosure Schedule, there are no outstanding options, warrants, rights, agreements or contracts that could obligate the Company to issue additional shares of the capital stock or any other securities of the Company. None of the outstanding shares of the Company’s capital stock is subject to any right of first refusal in favor of the Company or any other Person, and there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of the Company’s capital stock.

2.4 Authorization; Binding Nature of Agreements. All stockholder and corporate action necessary to authorize the execution and delivery of this Agreement and all related documents and instruments to be executed and delivered by the Company, and to authorize the performance by it of its obligations hereunder and thereunder, has been duly taken. Each of the Selling Stockholders has the absolute and unrestricted limited liability company right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party. This Agreement constitutes the legal, valid and binding

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

obligation of the Company and such Selling Stockholder, enforceable against each of the Company and such Selling Stockholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights. Upon the execution by each Selling Stockholder of each of the other Transactional Agreements to which it is a party at the Closing, each of such other Transactional Agreements will constitute the legal, valid and binding obligation of such Selling Stockholder who is a party thereto, and will be enforceable against such Selling Stockholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights.

2.5 Financial Statements. The Company has delivered to the Purchaser the following financial statements (collectively, the “Company Financial Statements”): (i) the unaudited balance sheet of the Company as of December 31, 2014, and the related unaudited income statement of the Company for the year then ended; and (ii) the unaudited balance sheet of the Company (the “Unaudited Interim Balance Sheet”) as of December 31, 2015 (the “Statement Date”), and the related unaudited income statement of the Company for the year then ended. The Company Financial Statements are accurate and complete in all material respects. The financial statements referred to in Section 2.5(i) present fairly the financial position of the Company as of December 31, 2014, and the results of operations of the Company for the year then ended. The financial statements referred to in Section 2.5(ii) present fairly the financial position of the Company as of the Statement Date, and the results of operations of the Company for the year then ended. The Company Financial Statements have been prepared using the cash accounting method, applied on a consistent basis throughout the periods covered.

2.6 Liabilities. Except as set forth in Part 2.6 of the Disclosure Schedule, the Company has no Liabilities, except for Liabilities (a) identified as such in the “liabilities” column of the Unaudited Interim Balance Sheet or (b) under or pursuant to Company Contracts. Except as set forth in Part 2.6 of the Disclosure Schedule, the Company has no long-term indebtedness.

2.7 Absence of Changes. Except as set forth in Part 2.7 of the Disclosure Schedule, since the incorporation of the Company: (a) there has not been a Material Change to the Company, and, to the Company’s Knowledge, no event has occurred that will, or could reasonably be expected to, result in a Material Change to the Company; (b) the Company has not made any Tax election, adopted or changed any accounting method in respect of Taxes, amended any Tax Return, entered into any closing agreement, settled any material claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; (c) the Company has not commenced or settled any Proceeding; (d) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and (e) the Company has not agreed or committed to take any of the actions referred to in clauses “(a)” through “(d)” above.

2.8 Assets.
(a) The Company owns, and has good, valid and marketable title to all assets which it purports to own, except for such imperfections of title which are not material in character,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the assets subject thereto or affected thereby. Part 2.8(a) of the Disclosure Schedule identifies (i) all assets having a book value equal to $500 or more that are owned by the Company, and (ii) all assets that are being leased or licensed to the Company. Except as set forth in Part 2.8(a) of the Disclosure Schedule, all of such assets are owned by the Company and are free and clear of any liens or other Encumbrances, except for (x) any lien for current Taxes not yet due and payable and (y) minor liens that have arisen in the ordinary course of business and that do not (in any individual case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

(b) As of the Closing Date, the Company will not be party to any credit banking facility with any Person, and no amounts will be owed by the Company or the Selling Stockholders with respect to any credit banking facilities to which the Company was a party prior to the Closing Date.

2.9 Real Property. The Company does not own or lease any real property or any interest in real property.
2.10 Intellectual Property.

(a) Part 2.10(a)(i) of the Disclosure Schedule identifies any material Proprietary Asset owned by the Company (the “Owned Proprietary Assets”). Part 2.10(a)(ii) of the Disclosure Schedule identifies any material Proprietary Asset that is owned by any other Person and that is licensed to or used by the Company (except for any material Proprietary Asset that is licensed to the Company under any third-party software license that (i) is generally available to the public, and (ii) imposes no future monetary obligation on the Company) and identifies the license agreement or other agreement under which such Proprietary Asset is being licensed to or used by the Company (the “Licensed Proprietary Assets” and, together with the Owned Proprietary Assets, the “Company Proprietary Assets”). The Company has good and valid title to all of the Owned Proprietary Assets, free of any Encumbrances, and has a valid right to use and otherwise exploit, and to license others to use and otherwise exploit, all Licensed Proprietary Assets in accordance with the terms of the License Agreement.

(b) Except as set forth in Part 2.10(b)(i) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use or other exploitation of any Company Proprietary Asset. Subject to the reservations, governmental rights and other terms and conditions set forth in the License Agreement, the license grant by Institution to Company is exclusive with respect to the Licensed Proprietary Assets constituting Company Patent Rights and non-exclusive with respect to the Licensed Proprietary Assets constituting Company Know-how. To the Company’s Knowledge, all inventors of the pending patent application within the Licensed Proprietary Assets have assigned all of their rights, title and interest therein to Institution. The Company has not received any notice from a Third Party that the Licensed Proprietary Assets constituting issued Company Patent Rights are not valid and enforceable. Except as set forth in Part 2.10(b)(iii) of the Disclosure Schedule, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending against the Company or any of the Seller Principals (or to the Company’s Knowledge, against any other Person) or to the Company’s Knowledge,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

threatened, which challenges the legality, validity, enforceability, use, or ownership of any Company Proprietary Asset.

(c) To the Company’s Knowledge, the Company has never infringed (directly, contributorily, by inducement, or otherwise), misappropriated, or otherwise violated or made unlawful use of any Proprietary Assets of any other Person.

(d) No infringement, misappropriation, or similar claim or Proceeding is pending or, to the Company’s Knowledge, threatened against the Company or, to the Company’s Knowledge, pending or threatened against any other Person who is or may be entitled to be indemnified, defended, held harmless, or reimbursed by the Company with respect to such claim or Proceeding. The Company has never received any notice or other communication (in writing or otherwise) relating to any actual, alleged, or suspected infringement, misappropriation, or violation by the Company, any of their employees or agents, of any Proprietary Assets of another Person.

(e) Except as set forth in Part 2.10(e) of the Disclosure Schedule, the Company is not bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential intellectual property infringement, misappropriation or similar claim (other than indemnification provisions in the Company’s standard forms of Company Contracts).

(f) No claim or Proceeding against the Company or Selling Principals (or to the Company’s Knowledge, any other Person) involving any Company Proprietary Assets is pending or, to the Company’s Knowledge, has been threatened, except for any such claim or Proceeding that, if adversely determined, would not adversely affect (i) the use or exploitation of such Company Proprietary Assets by the Company, or (ii) the development, manufacturing, marketing, distribution, provision, licensing or sale of any Company Proprietary Assets or products deriving therefrom.

(g) The Company has taken all reasonable actions common in the industry to maintain and protect the Company Proprietary Assets, including the secrecy, confidentiality and value of trade secrets and other confidential information. Except as set forth on Part 2.10(g) of the Disclosure Schedule, the Company has executed valid written agreements with all of its past and present employees, consultants, independent contractors, founders, officers and directors who have been privy to any trade secrets or confidential information of any of the Company pursuant to which such Persons have agreed to hold all trade secrets and confidential information of the Company in confidence both during and after their employment or retention with the Company, as applicable and there has been no breach or default or threatened breach or default of any such agreement. Except as set forth on Part 2.10(g) of the Disclosure Schedule, the Company has executed valid written agreements with all of its past and present founders, officers, directors, employees, consultants and independent contractors who have contributed to the development of any Company Proprietary Assets pursuant to which such Persons have presently assigned to the Company all their rights in and to all Proprietary Assets developed in the course of their employment or retention, as applicable and there has been no breach or default or threatened breach or default of any such agreement. Except as set forth on Part 2.10(g) of the Disclosure Schedule, no trade secret or other confidential information owned by the Company that is material to its

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

business as currently conducted has been disclosed or authorized to be disclosed by the Company to any of its founders, officers, directors, employees or consultants, contractors or other third parties other than pursuant to a valid written nondisclosure or confidentiality agreement. No founder, officer, director, employee, consultant or independent contractor of the Company is in default or breach of any non-disclosure or confidentiality agreement, covenant or obligation.

(h) All of the Selling Principals have complied with all applicable policies and guidelines of Institution and the Selling Principals’ respective employers to the extent relating to any of the Company, the License Agreement, the Transactional Agreements or the Transactions. This Section 2.10(h) and the second sentence of Section 2.20 are the sole representations and warranties made with respect to the subject matter covered by these representations and warranties; and no other representation or warranty shall be interpreted or construed to cover such same subject matter.

(i) The Company has made available to the Purchaser complete and accurate copies of all patents, trademark registrations and copyright registrations or applications related to Company Patent Rights therefor, and any material correspondence and other material documents related thereto.

(j) Except as set forth in Part 2.10(j) of the Disclosure Schedule, no funding, facilities or personnel of any governmental authority or any university or other education institution were used to develop or create, in whole or in part, any Company Proprietary Assets.

2.11 Contracts.

(a) Part 2.11(a) of the Disclosure Schedule identifies each Company Contract and, with respect to oral Company Contracts, provides an accurate summary of all material terms thereof. The Company has delivered to the Purchaser accurate and complete copies of all Company Contracts identified in Part 2.11 of the Disclosure Schedule, including all amendments thereto.

(b) Except as set forth in Part 2.11(b) of the Disclosure Schedule, (i) none of the Company Persons has and, to the Company’s Knowledge, no other Person has, violated or breached, or declared or committed any default under, any Company Contract; (ii) no event has occurred, and no circumstance or condition exists, that is reasonably likely to (with or without notice or lapse of time) (A) result in a violation or breach by the Company of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract; (iii) neither the Company nor such Selling Stockholder has received any written notice regarding any actual, alleged, possible or potential violation or breach of, or default under, any Company Contract; (iv) the Company has not waived any of its material rights under any Company Contract; and (v) the Company has never been a party to or bound by (A) any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract, (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest or (C) any Contract pursuant to which the Company has granted

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights of a similar nature relating to any product, group of products, services, technology, assets or territory. The performance of the Company Contracts in accordance with their respective terms will not result in any violation of or failure by the Company in any material respect to comply with any Legal Requirement.

(c) Part 2.11(c) of the Disclosure Schedule identifies and provides an accurate and complete description of each written proposed Contract (that has not resulted in a Company Contract) as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Company. Each Company Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights. No Person is renegotiating any amount paid or payable to the Company under any Company Contract or any other term or provision of any Company Contract. Except as provided in the License Agreement, the Company is not bound by, and no material Company Proprietary Asset is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, exploit, assert, or enforce any Company Proprietary Asset anywhere in the world.

2.12 Compliance with Legal Requirements. Except as provided in Part 2.12 of the Disclosure Schedule, the Company has complied, in all material respects, with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets; no event has occurred, and no condition or circumstance exists, that is reasonably likely to (with or without notice or lapse of time) constitute or result directly or indirectly in a material violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement; and the Company has not received, at any time, any written notice from any Governmental Body or any other Person regarding (a) any actual, alleged, possible or potential violation by the Company of, or failure to comply with, any Legal Requirement in all material respects, or (b) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

2.13 Governmental Authorizations.  Part 2.13 of the Disclosure Schedule identifies each Governmental Authorization that is held by the Company. The Company has delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.13 of the Disclosure Schedule is valid and in full force and effect. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary (i) to enable the Company to conduct its business in the manner in which its business is currently being conducted, and (ii) to permit the Company to own and use its assets in the manner in which they are currently owned and used.

2.14 Tax Matters.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a) The Company was incorporated on October 13, 2014, has total revenues since inception of [***]. Except as set forth on Part 2.14(a) of the Disclosure Schedule, all Tax Returns required to be filed on or before the Closing Date by the Company have been, or will be, timely filed. All Taxes due and owing by the Company (whether or not shown on any Tax Return) prior to the Closing Date have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.

(b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c) No Proceedings related to Taxes are pending or being conducted with respect to the Company. The Company has not received from any Governmental Body any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment of or any amount of Tax proposed, asserted, or assessed by any Governmental Body against the Company.

(d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) The Company is not a party to any Contract that has resulted or, to the Company’s Knowledge, would reasonably be expected to result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of section 280G of the Code (or any corresponding provisions of state, local or foreign Tax law). The Company has not been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code. The Company is not a party to or bound by any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group (as defined by the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) does not have any Liability for the Taxes of any Person (other than the Company) under regulation 1.1502-6 of the Code (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(f) The Unaudited Interim Balance Sheet has been prepared on a cash basis and does not include any reserves for Taxes. Since the date of the Unaudited Interim Balance Sheet, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, determined in accordance with GAAP, outside the ordinary course of business.

(g) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion there) ending after the Closing Date as a result of any: (i) change in method of accounting for taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in United States Treasury Regulations under section 1502 of the Code (or any corresponding or similar provisions of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(h) The Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by section 355 or section 361 of the Code.

(i) The Company is not a party to any joint venture, partnership, other arrangement or contract which could be treated as a partnership for federal income Tax purposes.

(j) The Company has not (i) taken a reporting position on a Tax Return that, if not sustained, would be reasonably likely to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of state, local or foreign law), or (ii) participated in a reportable transaction within the meaning of Section 1.6011-4(b) of the Treasury Regulations.

2.15 Employee and Labor Matters.
(a) The Company does not have, and has never had, any employees or independent contractors.

(b) The Company is not a party to or bound by, and the Company has not ever been a party to or bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract.

2.16 Benefit Plans. The Company does not have, and has never had, any Benefit Plans.
2.17 Insurance. The Company does not maintain, and has never maintained, any insurance policies.

2.18 Related Party Transactions. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since the inception of the Company had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since the inception of the Company been, indebted to the Company; (c) since the inception of the Company, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Company (other than ordinary course business dealings between the Company and its employees for expense reimbursements and matters relating to the issuance of shares to the Selling Stockholders by the Company); (d) no Related Party is competing, or has at any time since the inception of the Company competed, directly or indirectly, with the Company in any market served by the Company; (e) to the Company’s Knowledge, no Related Party has any claim or right against the Company; and (f) to the Company’s Knowledge, no event has occurred, and no condition or circumstance exists, that

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

is reasonably likely to (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Company.

2.19 Proceedings; Orders.

(a) There is no Proceeding pending against any of the Company Persons, and, to the Company’s Knowledge, no Person has threatened to commence any Proceeding: (i) that involves the Company Persons or that otherwise relates to or is reasonably likely to affect the Company’s business or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Transaction. No event has occurred, and no claim, dispute or other condition or circumstance exists, that is reasonably likely to directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

(b) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject. None of the Selling Stockholders is subject to any Order that relates to the Company’s business or to any of the assets owned or used by the Company.

(c) To the Company’s Knowledge, no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company’s business.

2.20 Non-Contravention; Consents. Neither the execution and delivery by any of the Company Persons of any of the Transactional Agreements, nor the consummation or performance by any of the Company Persons of any of the Transactions, will directly or indirectly (with or without notice or lapse of time) constitute a Contravention Event. Except as set forth in Part 2.20 of the Disclosure Schedule, the Company Persons were not, are not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

2.21 Brokers. None of the Company Persons has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

2.22 Full Disclosure. None of the Transactional Agreements contains or will contain any untrue statement of material fact; and none of the Transactional Agreements omits or will omit to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. Except as set forth in Part 2.22 of the Disclosure Schedule, there is no material fact within the Knowledge of the Company Persons (other than general economic or industry conditions) that (a) is reasonably likely to have a material adverse effect on the Company’s business, condition, assets, liabilities, operations, financial performance, or net income (or on any aspect or portion thereof) or on the ability of the Company Persons to comply with or perform any covenant or obligation under any of the Transactional

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Agreements, or (b) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Transaction.

2.23 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN (OR IN ANY OF THE OTHER TRANSACTIONAL AGREEMENTS), THE SELLING STOCKHOLDERS ARE NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER REGARDING THE SUBJECT MATTER OF THIS AGREEMENT OR THE TRANSACTIONS, EXPRESS OR IMPLIED. ADDITIONALLY, THE SELLING STOCKHOLDERS MAKE THE DISCLAIMERS SET FORTH ON PART 2.23 OF THE DISCLOSURE SCHEDULE.

2.24 Investment Representations. Each Selling Stockholder and each Seller Principal: (a) is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act with principal investment decisions regarding such Selling Stockholder being made in the State of New York or New Jersey; (b) has had access to all information regarding the Purchaser and its present and prospective business, assets, liabilities and financial condition, including an opportunity to review the Purchaser’s public filings, that such Selling Stockholder or Seller Principal reasonably considers important in making the decision to acquire the Purchaser Equity in the Transaction and has consulted with legal counsel, tax advisors and other advisors it deems appropriate in electing to enter into this Agreement and negotiate the terms and conditions hereof; and (c) is acquiring the Purchaser Equity solely for such Selling Stockholder’s or Seller Principal’s own account for investment only, and not with a view towards its distribution or sale. Each Selling Stockholder and each Seller Principal is fully aware of: (v) the financial hazards involved in acquiring the Purchaser Equity; (w) the lack of liquidity of the Purchaser Equity and the restrictions on transferability of the Purchaser Equity; (x) the highly speculative nature of the Purchaser Equity; (y) the qualifications and backgrounds of the senior management of the Purchaser listed in the Purchaser SEC Documents; and (z) the tax consequences of acquiring the Purchaser Equity.

SECTION 3. Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants, to and for the benefit of the Selling Stockholders, as follows:

3.1 Authorization. All stockholder and corporate action necessary to authorize the execution and delivery by the Purchaser of this Agreement and the other documents and instruments to be delivered by the Purchaser hereunder, and to authorize the performance by the Purchaser of its obligations hereunder and thereunder, has been duly taken.

3.2 Authority; Binding Nature of Agreement. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, the execution, delivery and performance of each of this Agreement and the other Transactional Agreements by the Purchaser has been duly authorized by all necessary action on the part of the Purchaser and its board of directors, and, if applicable, stockholders. Each of this Agreement and the other Transactional Agreements constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its respective

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights.

3.3 Authorization of Common Stock. The Purchaser Equity is duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Purchaser pursuant to this Agreement, will be validly issued and fully paid and non-assessable; and the issuance of the Purchaser Equity is not subject to statutory or contractual preemptive rights, resale rights, rights of first refusal or restrictions upon voting and transfer (except for applicable transfer restrictions under the Securities Act and any applicable state securities laws) of any securityholder of the Purchaser. No holder of shares of common stock of the Purchaser will be subject to personal liability pursuant to the Delaware General Corporation Law by reason of being such a holder.

3.4 SEC Documents; Undisclosed Liabilities.

(a) The Purchaser has filed or furnished all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Purchaser with the SEC under the Securities Act and the Exchange Act since October 6, 2015 (the “Purchaser SEC Documents”).

(b) As of its respective filing date, and, if amended, as of the date of the last amendment prior to the date of this Agreement, each Purchaser SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Purchaser SEC Document and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) To the extent applicable to the Purchaser, the Purchaser is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NASDAQ Global Select Market.

(d) The Purchaser and its subsidiaries do not have any Liabilities except (i) as disclosed, reflected or reserved against in the most recent unaudited condensed consolidated balance sheet included in the Purchaser financial statements or the notes thereto in the Purchaser SEC Documents, and (ii) for liabilities and obligations incurred in the ordinary course of business since the date of the most recent unaudited condensed consolidated balance sheet included in the Purchaser SEC Documents.

(e) Since November 18, 2015, no event has occurred that would reasonably be expected to have the effect of materially delaying or preventing the consummation of the transactions contemplated by this Agreement. Since March 17, 2016, no event has occurred that would reasonably be expected to have a material adverse effect on Purchaser, any of its Affiliates, or any of Purchaser’s or any of its Affiliates’ business, condition, liabilities, operators, financial performance, net income or prospects (or in any aspect or portion thereof).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.5 Brokers. The Purchaser has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

SECTION 4. Certain Covenants and Agreements.
4.1 Diligence.

(a) The Purchaser shall use its Commercially Reasonable Efforts to Develop and Commercialize at least one AA Product, Know-how Product or Additional Product for the treatment of alopecia areata in humans for commercial sale and distribution throughout the United States and such other areas of the world as the Purchaser determines to be commercially prudent, and to such end, such efforts will include, without limitation, the following:

(i) Enrollment of first patient in a Phase I Clinical Trial with respect to an AA Product, Know-how Product or Additional Product for the treatment of alopecia areata in humans within [***] of the Closing Date; and

(ii) Enrollment of the first patient in a Phase II Clinical Trial with respect to an AA Product, Know-how Product or Additional Product for the treatment of alopecia areata in humans within [***] of the Closing Date; and

(iii) Enrollment of the first patient in a Phase III Clinical Trial with respect to an AA Product, Know-how Product or Additional Product for the treatment of alopecia areata in humans within [***] of the Closing Date; and

(iv) First Commercial Sale of an AA Product, Know-how Product or Additional Product for the treatment of alopecia areata in humans within [***] of the Closing Date.

(b) The Purchaser shall use Commercially Reasonable Efforts to Develop and Commercialize at least one AGA Product, Know-how Product or Additional Product for the treatment of androgenetic alopecia in humans for commercial sale and distribution throughout the United States and such other areas of the world as the Purchaser determines to be commercially prudent, and to such end, such efforts will include, without limitation, the following:

(i) Enrollment of the first patient in a Phase I Clinical Trial with respect to an AGA Product, Know-how Product or Additional Product for the treatment of androgenetic alopecia in humans within [***] of the Closing Date; and

(ii) Enrollment of the first patient in a Phase II Clinical Trial with respect to an AGA Product, Know-how Product or Additional Product for the treatment of androgenetic alopecia in humans within [***] of the Closing Date; and

(iii) Enrollment of the first patient in a Phase III Clinical Trial with respect to an AGA Product, Know-how Product or Additional Product for the treatment of androgenetic alopecia in humans within [***] of the Closing Date; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iv) First Commercial Sale of an AGA Product, Know-how Product or Additional Product for the treatment of androgenetic alopecia in humans within [***] of the Closing Date.

(c) On every anniversary of the Closing, the Company and the Purchaser shall report in detailed writing to the Stockholders’ Representative and the Selling Stockholders the progress made toward the diligence obligations set forth in this Section 4.1. The Purchaser shall not be deemed in breach of this Section 4.1(c) unless it fails to provide such report to the Selling Stockholders within thirty (30) days after receipt by the Purchaser of a written notice from the Stockholders’ Representative notifying the Purchaser of such breach.

4.2 Payment; Reports.

(a) Each payment due under Section 1.2(a)(vi) shall be due within thirty (30) calendar days after March 31, June 30, September 30 and December 31 of each year, covering the Net Sales during the preceding calendar quarter. Each payment due under Section 1.2(a)(vii) shall be due within thirty (30) days after March 31, June 30, September 30 and December 31 of each year, covering Sublicense Consideration received during the preceding calendar quarter. Each payment due under Section 1.2(a)(iv) and (v) shall be due within thirty (30) calendar days of the applicable Regulatory Milestone or Commercial Milestone. Each payment due under Section 4.9 shall be due within thirty (30) calendar days of receipt by the Purchaser of the applicable Remaining Amounts.

(b) Each payment due under Sections 1.2(a)(vi) and (vii) shall be accompanied by a report of (i) in the case of Section 1.2(a)(vi), Net Sales in sufficient detail to permit confirmation of the accuracy of the payment made, including, on a Product-by-Product or Additional Product-by-Additional Product and country-by-country basis, and the exchange rates used, (ii) in the case of Section 1.2(a)(vii), an itemization of all Sublicense Consideration and all exclusions therefrom, and (iii) in the case of Section 4.9, an itemization of the calculation of the Selling Stockholder Third Party Recovery Share. The Purchaser Persons shall keep complete and accurate records pertaining to the sale of Products and Additional Products or other disposition of Products and Additional Products and payment received as Sublicense Consideration and Remaining Amounts in sufficient detail to permit the Selling Stockholders to confirm the accuracy of all payments due hereunder.

4.3 Exchange Rate; Manner and Place of Payment. All payments to the Selling Stockholders hereunder shall be payable in United States dollars. When conversion of payments from any foreign currency is required, such conversion shall be at an exchange rate equal to the weighted average of the rates of exchange for the currency of the country from which the payments are payable as published by The Wall Street Journal, Western U.S. Edition, for the calendar quarter in which such sales were made. All payments owed to the Selling Stockholders under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by the Selling Stockholders, unless otherwise specified in writing by the Selling Stockholders.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.4 Audits. During the Additional Purchase Price Term, and for a period of three (3) years thereafter, the Purchaser Persons shall keep complete and accurate records pertaining to the sale of Products and Additional Products or other disposition of Products and Additional Products in sufficient detail to permit the Selling Stockholders or their designee to confirm the accuracy of all payments due hereunder. The Stockholders’ Representative shall have the right to cause an independent, certified public accountant to audit such records to confirm Net Sales and other payments due hereunder. Such audits may be exercised during normal business hours upon a prior written notice to the Purchaser. Prompt adjustments shall be made by the parties to reflect the results of such audit. The Selling Stockholders shall bear the full cost of such audit unless such audit discloses an underpayment by the Purchaser of more than [***] of the amount of payments due in the applicable period as provided in this Agreement, in which case the Purchaser shall bear all costs of such audit and shall promptly remit to the Selling Stockholders the amount of any underpayment.

4.5 Certain Provisions Regarding License Agreement. In the event of any default or breach by the Company or its assignee under the License Agreement that is reasonably likely to adversely affect the Selling Stockholders’ rights under this Agreement, the Purchaser shall promptly notify the Stockholders’ Representative thereof. In the event of any such default or breach under the License Agreement, then if the Purchaser should fail to do so upon not less than twenty (20) calendar days’ advance notice and opportunity to cure, the Selling Stockholders shall have the right, but not the obligation, to take such actions as reasonably necessary or appropriate to cure such default or breach; and the Company shall promptly reimburse the Selling Stockholders’ reasonable out-of-pocket expenses in connection therewith. The Purchaser shall promptly provide to the Stockholders’ Representative a copy of any notice received by the Company or its assignee from Institution pursuant to the License Agreement. The Company or its assignee shall not amend, modify or supplement the License Agreement with respect to any term that would otherwise adversely affect the rights and/or obligations of the Company or its assignee under this License Agreement in such a way that would materially and adversely affect the Selling Stockholders’ rights to receive any Back-End Payments or Selling Stockholder Third Party Recovery Share pursuant to this Agreement without the prior written consent of the Stockholders’ Representative; provided, however, that the Purchaser may amend, modify or supplement the License Agreement without the prior written consent of the Stockholders’ Representative with respect to any applicable term if Institution initiates a legal action against or delivers a written claim or demand to any Purchaser Person related to the Transaction, and in connection therewith the Selling Stockholders will enter into good faith negotiations with the Purchaser to amend the terms of the Back-End Payments, as appropriate.

4.6 Importance of Company Know-how. The Purchaser acknowledges and agrees that it desires access to the Company Know-how licensed by Institution to Company pursuant to the License Agreement in order to Develop and Commercialize Products. Because of the importance of such licensed Company Know-how, the Purchaser has agreed to pay Additional Payments to the Selling Stockholders on the Know-how Products, in order to obtain rights to such Company Know-how. The Purchaser has agreed to these payments because of the commercial value of such Company Know-how, separate and distinct from the commercial value of the Company Patents Rights. The Purchaser further acknowledges that rights to such Company Know-

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

how and each patent and patent and application within the definition of Company Patent Rights were separately available to the Purchaser, and that for convenience, the parties executed a combined agreement with respect to an acquisition of the entire Company. The Purchaser acknowledges such Company Know-How is necessary for the Development and Commercialization of Products and, as such, Products will necessarily incorporate in whole or in part, such Company Know-how.

4.7 Reversions. In the event that the Purchaser materially breaches any of its material obligations under Section 4.1(a) or (b) of this Agreement (including, without limitation, failure to achieve any particular diligence milestone event) and does not cure such breach within one hundred twenty (120) calendar days from the date of written notification of such breach by the Stockholders’ Representative to the Purchaser, then, upon the written request of the Stockholders’ Representative, the Purchaser shall be obligated to transfer and assign to a Person designated by the Stockholders’ Representative (upon the expiration of the 120 day cure period), and (subject to the other provisions hereof) shall automatically be deemed to have transferred and assigned to the Selling Stockholders (or such designated Person), the rights under the License Agreement (subject to Institution’s consent to such transfer and assignment, if required, which the Purchaser shall use commercially reasonably efforts to obtain) which relate to the specific Patent Product or Know-how Product for which Purchaser breached its material obligations under Section 4.1(a) or (b), without any payment or obligation on the part of the Selling Stockholders (or such designated Person) (any such event, a “Reversion”); provided, that any dispute, controversy or claim arising out of, relating to, or in connection with, any attempted or actual cure by the Purchaser pursuant to this Section 4.7 shall be finally settled by expedited arbitration proceedings; and provided,  further, that any Reversion will be tolled pending the resolution of any such expedited arbitration proceedings. Upon the request of the Stockholders’ Representative, at a date following the effective date of any Reversion (which date shall be the date of the written request of the Stockholders’ Representative or such other date as mutually agreed to by the parties in writing), (x) the Purchaser and its Affiliates, on the one hand, and (y) the Selling Stockholders (or such designated Person), on the other hand, shall enter into an agreement pursuant to which (i) the Selling Stockholders (or such designated Person) shall be granted a non-exclusive right to reference and use any Know-how, data, and regulatory filings related to such Patent Product or Know-how Product and the Company Patent Rights which are then solely owned by the Purchaser and/or its Affiliates, and (ii) the Purchaser and its Affiliates shall non-exclusively license to the Selling Stockholders (or such designated Person) any improvements and modifications to the Company Patent Rights which are then solely owned by the Purchaser and/or its Affiliates, all for financial compensation and on other terms to be agreed in good faith between the Purchaser and the Selling Stockholders. In the event that the parties cannot agree to the financial and other terms for such reference and use rights and non-exclusive license to improvements and modifications to the Company Patent Rights within ninety (90) days of the effective date of any Reversion (and the parties do not mutually agree in writing to extend such time period), the dispute shall be resolved by expedited arbitration proceedings. The Purchaser and its Affiliates shall not be required to transfer, assign, license or sublicense to the Selling Stockholders (or any Person designated by the Selling Stockholders) in connection with any Reversion, any intellectual property (including, but not limited to, all Patent Rights, Know-how, Compounds, products, data, regulatory filings, approvals, improvements and modifications) that is (a) related to any Additional Product, (b) not

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

solely owned by the Purchaser and/or its Affiliate and related to the Company Patent Rights, (c) jointly owned by the Purchaser and any Third Party, or (d) not related to the relevant Patent Product or Know-how Product and/or the Company Patent Rights. For the avoidance of doubt, (A) the Reversion pursuant to this Section 4.7 is on a Patent Product-by-Patent Product or Know-how Product-by- Know-how Product basis and the Purchaser and its Affiliates may continue to Develop and Commercialize any and all other Products covered by the Company Know-how and Company Patent Rights which have not reverted to Selling Stockholders (or such designated Person) pursuant to this Section 4.7, and (B) shall not apply with respect to any Additional Product or any intellectual property related to any Additional Product. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR OTHERWISE, AS A MATERIAL CONDITION PRECEDENT TO THIS AGREEMENT AND THE PURCHASER’S WILLINGNESS TO ENGAGE IN AND CONSUMMATE THE TRANSACTION, THE SELLING STOCKHOLDERS IRREVOCABLY AGREE AND CONFIRM THAT (X) THE REVERSION REMEDY CONTAINED IN THIS SECTION 4.7 IS AND WILL BE THE SOLE, EXCLUSIVE AND ONLY REMEDY OF THE SELLING STOCKHOLDERS FOR ANY BREACH OR VIOLATION BY THE PURCHASER OF ANY OF ITS MATERIAL OBLIGATIONS UNDER SECTION 4.1(A) OR (B) OF THIS AGREEMENT; AND (Y) NO REMEDIES WILL BE AVAILABLE TO THE SELLING STOCKHOLDERS IN CONNECTION WITH BREACHES OF SECTION 4.1(A) OR (B) NOT COVERED BY THIS SECTION 4.7.

4.8 Rule 144 Compliance. With a view to making available to the Selling Stockholders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Purchaser to the public without registration, the Purchaser shall, until the first (1st) anniversary of the Closing Date: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof; (b) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Purchaser under the Securities Act and the Exchange Act, at any time after the date hereof; and (c) furnish to the Stockholders’ Representative so long as the Selling Stockholders own shares of Purchaser Equity, promptly upon request, a written statement by the Purchaser as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

4.9 Third Party Recoveries. Any recovery, whether by way of settlement or judgment, received by any Purchaser Person from a Third Party pursuant to a legal proceeding in connection with claims that a Third Party has infringed an issued patent falling within the Company Patent Rights shall first be subject to Section 11(e) of the License Agreement, and then any “such other amounts” as set forth in 11(e)(ii) that may be retained by the Purchaser (referred to as the Company in Section 11(e)(ii) of the License Agreement) shall first be used to reimburse the Purchaser Person (if it is the party that initiated such legal proceeding) for its reasonable actual out-of-pocket fees, costs and expenses incurred in connection with such proceeding, to the extent not previously reimbursed; any remaining amounts from any such settlement or judgment (the “Remaining Amounts”) shall be divided as follows: (i) the Selling Stockholders shall retain or receive, as applicable, the Additional Payments that they would have otherwise received under Section 1.2(a)(vi) had the Remaining Amounts constituted Net Sales (but only if such Additional Payments

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have not already been paid by the Purchaser to the Selling Stockholders on such Net Sales), and (ii) all other such amounts (including any punitive or exemplary damages) shall be divided [***]. All amounts payable to the Selling Stockholders pursuant to this Section 4.9 are referred to herein as the “Selling Stockholder Third Party Recovery Share”.

SECTION 5. Additional Covenants.

5.1 Confidentiality. The provisions of the Confidential Disclosure Agreement, dated as of [***], by and between [***], and the Confidential Disclosure Agreement dated as of [***], by and between [***], are incorporated herein by reference as if fully set forth herein.

5.2 Tax Matters. All transfer, documentary, sales, use, stamp, registration and other substantially similar Taxes and fees incurred in connection with this Agreement (collectively, “Transfer Taxes”) will be paid half by the Purchaser and half by the Selling Stockholders.

SECTION 6. Conditions Precedent to Obligations of Purchaser.

The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Purchaser), at or prior to the Closing, of each of the following conditions:

6.1 Completion of Satisfactory Due Diligence Investigation. The Purchaser shall have completed its business, financial, legal and Tax due diligence investigation, and the Purchaser, in its discretion, shall have been satisfied with the results of such investigation.

6.2 Agreements and Documents. The Purchaser shall have received the following agreements and documents, each of which shall be in full force and effect:

(a) Secretary’s Certificate. A certificate from the Company’s Secretary, having attached thereto (i) the Company’s Certificate of Incorporation as in effect at the time of the Closing, (ii) the Company’s Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors approving the Transactional Agreements and authorizing the Transactions, (iv) resolutions approved by the Selling Stockholders approving the Transactional Agreements and authorizing the Transactions, and (v) good standing certificates with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated no more than eight (8) Business Days prior to the Closing.

(b) Market Standoff Agreement. Each of the Selling Stockholders shall have executed a Market Stand-Off Agreement in the form presented by the Purchaser, which shall be in full force and effect with respect to the Purchaser Equity.

(c) Non-Competition Agreements. Each of the Seller Principals shall have executed a Non-Competition Agreement on terms and conditions satisfactory to the Purchaser, which shall be in full force and effect upon and immediately following the Closing (the “Non-Competition Agreement”).

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(d) Consulting Agreements. Each of the Seller Principals of JAK1 and JAK2 shall have executed a Consulting Agreement on terms and conditions satisfactory to the Purchaser, which shall be in full force and effect upon and immediately following the Closing, subject to conditions subsequent as provided therein (the “Consulting Agreements”).

(e) Indemnity and Other Actions Commitment Agreement. The Seller Principals shall each have executed an indemnity and other actions commitment agreement regarding certain related matters on terms and conditions satisfactory to the Purchaser, which shall be in full force and effect upon and immediately following the Closing (the “Indemnity Commitment Agreement”).

(f) Employer Consents. Each Seller Principal of JAK1 and JAK2 shall have delivered a copy of a consent from such Seller Principal’s employer on terms acceptable to the Purchaser.
(g) License Agreement. The Company shall have delivered a copy of the fully executed License Agreement, which shall be in full force and effect upon and immediately following the Closing.

(h) Resignations. The Company shall deliver to the Purchaser resignation letters from the Seller Principals and each other director, officer, and employee of the Company, with confirmation by each such person he or she has no claim against the Company for compensation for loss of office or otherwise (the “Resignation Letters”).

(i) Termination of Company Agreements. The Company shall have delivered evidence reasonably satisfactory to the Purchaser of the termination (subject to expiration of any applicable notice term) by the Company of (i) the Mutual Confidentiality Agreement by and between [***], dated as of [***], (ii) the Mutual Confidential Disclosure Agreement by and between [***], dated as of [***], and (iii) the Mutual Confidentiality Agreement by and between [***], dated as of [***].

(j) FIRPTA Certificate. The Company shall have delivered to Purchaser: (i) a statement conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations; and (ii) the notification to the Internal Revenue Service required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

(k) Stub Return. The Company shall have delivered evidence reasonably satisfactory to the Purchaser of the filing of a Tax Return and payment of all Taxes relating to any Tax period of the Company ending on or before the Closing Date.

6.3 No Proceedings; Restraints.

(a) No Governmental Body or other Person shall have commenced or threatened to commence any Proceeding against the Company or any Proceeding (i) challenging or seeking the recovery of a material amount of damages in connection with the transfer of the Shares or the transactions contemplated by this Agreement; (ii) seeking to prohibit or limit the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

exercise by Purchaser of any material right pertaining to its ownership of stock of the Company; or (iii) claiming to own any capital stock of the Company, or option or other right to acquire capital stock of the Company, or right to receive consideration as a result of the transfer of the Shares.

(b) No Person shall have made or threatened any claim asserting that such Person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of the Company, or (b) may be entitled to all or any portion of the Consideration.

(c) No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the transfer of the Shares that makes consummation of this Agreement illegal under applicable law.

6.4 Third Party Consents. Each of the Consents required to be obtained by the Company or the Selling Stockholders from any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions shall have been obtained and shall be in full force and effect.

SECTION 7. Conditions Precedent to the Obligations of Selling Stockholders.

The obligations of Selling Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Selling Stockholders), at or prior to the Closing, of each of the following conditions:

7.1 Agreements and Documents. The Company and the Selling Stockholders shall have received a certificate from the Secretary of the Purchaser, having attached thereto (a) the Certificate of Incorporation of the Purchaser as in effect at the time of the Closing, (b) the Bylaws of the Purchaser as in effect at the time of the Closing, and (c) resolutions approved by the Board of Directors of the Purchaser approving the Transactional Agreements and authorizing the Transactions.

7.2 No Proceedings; Restraints.

(a) No Governmental Body or other Person shall have commenced or threatened to commence any Proceeding against the Company or the Purchaser or any Proceeding (i) challenging or seeking the recovery of a material amount of damages in connection with the transfer of the Shares or the transactions contemplated by this Agreement; (ii) seeking to prohibit or limit the exercise by the Purchaser or Selling Stockholders of any material right pertaining to its ownership of stock of the Company; or (iii) claiming to own any capital stock of the Company, or option or other right to acquire capital stock of the Company, or right to receive consideration as a result of the transfer of the Shares.

(b) No Person shall have made or threatened any claim asserting that such Person (i) may be the holder or the beneficial owner of, or may have the right to acquire or to

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obtain beneficial ownership of, any capital stock or other securities of the Company, or (ii) may be entitled to all or any portion of the Consideration.

(c) No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of this Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the transfer of the Shares that makes consummation of this Agreement illegal under applicable law.

7.3 Third Party Consents. Each of the Consents required to be obtained by the Purchaser from any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions shall have been obtained and shall be in full force and effect.

SECTION 8. Intentionally Omitted
SECTION 9. Indemnification, Etc.

9.1 Survival of Representations and Covenants. The representations and warranties contained in this Agreement or in any certificate delivered pursuant hereto shall survive until the 18 month anniversary of the Closing Date (the “Expiration Date”), provided that the representations and warranties contained in Sections 2.1,  2.2,  2.3,  2.6,  2.10 (other than Section 2.10(h)), 2.14,  3.1,  3.2 and 3.3 (the “Fundamental Representations”) shall survive the Closing until the lapse of the applicable statute of limitations period (giving effect to any tolling of such period or other waiver, mitigation or extension thereof) if such period would extend past the Expiration Date; and, provided,  further, that, notwithstanding the foregoing, the representations and warranties contained in Section 2.6 shall survive the Closing until the third (3rd) anniversary of the Closing, the representations and warranties contained in Section 2.10 (other than Section 2.10(h)) shall survive the Closing until the fifth (5th) anniversary of the Closing, and the representations and warranties contained in Section 2.10(h) and the second sentence of Section 2.20 shall survive until the expiration of the last-to-expire Valid Claim in the Company Patent Rights. Each party’s indemnification obligations with respect to each of the representations and warranties pursuant to this Agreement shall terminate when the applicable representation or warranty terminates pursuant to this Section 9.1;  provided,  however, that such obligations to indemnify shall not terminate with respect to a particular item as to which, before the expiration of the applicable survival period, the party seeking indemnification has made a claim by delivering a timely notice of such claim (in accordance with the terms of this Section) to the parties from which indemnification is sought. As used in this Section 9.1, “statute of limitations” does not mean the three (3) year statute of limitations applicable to a claim for breach of contract. The parties to this Agreement agree that: (a) in the case of the survival periods specified in this Section 9.1 ending upon the lapse of the applicable statute of limitations period (giving effect to any tolling of such period or other waiver, mitigation or extension thereof), the parties intend, and hereby contractually agree, that such survival period shall be (and for the avoidance of doubt shall not expire prior to the end of) the maximum period during which an action based on a written contract, agreement or undertaking involving at least $100,000 may be brought pursuant to Section 8106(c), Title 10 of the Delaware Code, and (b) in the case of the eighteen (18) month survival periods

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

specified in this Section 9.1, the parties intend to shorten the applicable statute of limitations period with respect to such claims.

9.2 Indemnification by the Selling Stockholders. From and after the Closing, the Selling Stockholders and, via the Indemnity Commitment Agreement, the Seller Principals (the Selling Stockholders, together with the Seller Principals, the “Seller Indemnifying Parties”) will, severally and not jointly (with each Seller Principal being severally liable only with the Selling Stockholder to which it is the owner as of the Effective Date), indemnify the Purchaser, the Purchaser’s current and future Affiliates, the respective Representatives of the foregoing Persons, and the respective successors and permitted assigns of the foregoing Persons, and, without duplication, the Company (each a “Purchaser Indemnified Party” and collectively the “Purchaser Indemnified Parties”), and hold them harmless from any and all Damages arising (regardless of whether or not Damages relate to any Third Party claim) out of (i) any breach of, or inaccuracy in, any representation or warranty made by the Selling Stockholders or any Seller Principal(s) pursuant to this Agreement or any Transactional Agreement; (ii) any breach of any covenant made or to be performed by the Selling Stockholders or any of the Seller Principal(s) pursuant to this Agreement or any Transactional Agreement; (iii) any and all Taxes of the Company attributable to, with respect to, or otherwise relating to any Tax period ending on or before the Closing Date; and (iv) any Proceeding relating to any matters specified in (i), (ii) or (iii) above (including any Proceeding commenced by a Purchaser Indemnified Party for the purpose of enforcing any of its rights under this Section 9) (collectively, “Purchaser Indemnifiable Claims”). The indemnification obligations in this Section 9.2 shall be subject to the limitations set forth in Section 9.5.

9.3 Indemnification by the Purchaser. From and after the Closing, the Purchaser (together with the Seller Indemnifying Parties, the “Indemnifying Parties”) will indemnify the Selling Stockholders, their Affiliates (including the Seller Principals), the respective Representatives of the foregoing Persons, and the respective successors, heirs and permitted assigns of the foregoing Persons (each a “Seller Indemnified Party” and collectively the “Seller Indemnified Parties” and together with the Purchaser Indemnified Parties, the “Indemnified Parties”), and hold them harmless from any and all Damages arising (regardless of whether or not Damages relate to any third party claim) out of (i) any breach of, or inaccuracy in, any representation or warranty made by the Purchaser pursuant to this Agreement; (ii) any breach of any covenant contained in Sections 4.2 and 4.5 of this Agreement, and (iii) any Proceeding relating to any such matters (including any Proceeding commenced by a Seller Indemnified Party for the purpose of enforcing any of its rights under this Section 9) (collectively, “Seller Indemnifiable Claims”). The indemnification obligations in this Section 9.3 shall be subject to the limitations set forth in Section 9.5.  FOR PURPOSES OF CLARITY, THE SELLING STOCKHOLDERS IRREVOCABLY AND EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE SELLER INDEMNIFIED PARTIES ARE AND WILL NOT BE ENTITLED TO ANY INDEMNIFICATION, MONEY DAMAGES, OR OTHER REMEDIES UNDER OR IN CONNECTION WITH THIS AGREEMENT THAT ARISE UNDER OR RELATE TO SECTION 4.1(A) OR (B), EXCEPT THAT THE SOLE REMEDIES RELATING THERETO ARE AS SET FORTH IN SECTION 4.7.

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9.4 Procedures.

(a) Notice of Losses by Purchaser Indemnified Party. As soon as reasonably practicable after becoming aware of a claim for indemnification, a Purchaser Indemnified Party shall give prompt notice to the Stockholders’ Representative of any direct claim for indemnification or the assertion of any claim or the commencement of any suit, action or proceeding respect of which indemnity may be sought under Section 9;  provided that the failure to give such notice shall not affect the rights of the Purchaser Indemnified Party except to the extent the Seller Indemnifying Parties are materially and adversely prejudiced by such failure. If the Stockholders’ Representative does not object in writing to such indemnification claim within twenty (20) business days of receiving notice thereof, the Purchaser Indemnified Party shall be entitled to recover promptly from the Seller Indemnifying Parties the amount of such claim, and no later objection by the Seller Indemnifying Parties shall be permitted. If the Stockholders’ Representative agrees that the Seller Indemnifying Parties have an indemnification obligation but believes that they are obligated to pay only a lesser amount, the Purchaser Indemnified Party shall nevertheless be entitled to recover promptly from the Seller Indemnifying Parties the lesser amount, without prejudice to the Indemnified Party’s claim for the difference.

(b) Notice of Losses by Seller Indemnified Party. As soon as reasonably practicable after becoming aware of a claim for indemnification, a Seller Indemnified Party shall give prompt notice to the Purchaser of any direct claim for indemnification or the assertion of any claim or the commencement of any suit, action or proceeding respect of which indemnity may be sought under Section 9;  provided that the failure to give such notice shall not affect the rights of the Seller Indemnified Party except to the extent the Purchaser is materially and adversely prejudiced by such failure. If the Purchaser does not object in writing to such indemnification claim within twenty (20) business days of receiving notice thereof, the Seller Indemnified Party shall be entitled to recover promptly from the Purchaser the amount of such claim, and no later objection by the Purchaser shall be permitted. If the Purchaser agrees that the Purchaser has an indemnification obligation but believes that it is obligated to pay only a lesser amount, the Purchaser shall nevertheless be entitled to recover promptly from the Seller Indemnifying Parties the lesser amount, without prejudice to the Seller Indemnified Party’s claim for the difference.

(c) At the election of the Purchaser or the Stockholders’ Representative, as applicable, the Indemnifying Party also may, at its own expense, assume the initial defense of any claim, suit, action or proceeding (or any portion thereof) for a period of thirty (30) days. If the Indemnifying Party desires to continue to assume such defense after the expiration of such thirty (30) days, it may do so upon (i) obtaining the written consent of the Indemnified Party which expressly allows the Indemnifying Parties to assume such defense while reserving their rights to challenge the Indemnified Party’s indemnification claim, or (ii) providing notice to the Indemnified Party delivering to the Indemnified Party a written agreement that the Indemnified Party is entitled to indemnification pursuant to this Section 9.4(c) and all Damages arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding. The immediately preceding sentence is subject to (i) the Indemnifying Party’s counsel being reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party thereafter consulting with the Indemnified Party upon the Indemnified Party’s reasonable request

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for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Parties assume such defense, the Indemnified Party shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Parties. If, however, the named parties in any such claim, suit, action or proceeding include both the Indemnifying Party and the Indemnified Party, and in the opinion of counsel to the Indemnified Party representation by the Indemnifying Party’s counsel of both the Indemnifying Party and the Indemnified Party would present a conflict of interest, then such Indemnified Party may employ a single separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Parties shall pay the reasonable fees and disbursements of such separate counsel.

(d) Whether or not the Indemnifying Party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof, provided that the Indemnified Party shall not be obligated to incur any out-of-pocket expenses except to the extent the Indemnifying Party agrees in writing to reimburse the Indemnified Party for such expenses as they are incurred. The Indemnifying Parties shall not be liable under Section 9.4 for any settlement effected without the Indemnifying Party’s consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder; provided that such consent shall not be unreasonably withheld. Without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, the Indemnifying Parties shall not settle any claim, litigation or proceeding in respect of which indemnity may be sought hereunder if such settlement involves an admission of liability or wrongdoing on the part of the Indemnified Party, a restriction on the operation or ownership of the Indemnified Party’s business in the future or would adversely affect the business reputation or tax liability of the Indemnified Party.

(e) All indemnification payments made pursuant to this Article 9 shall be treated as an adjustment to the Consideration unless otherwise required by law.
9.5 Limitation on Liability.

(a) Except in the case of intentional misrepresentation, fraud, willful misconduct or willful breach of this Agreement or any of the Transactional Agreements by the Selling Stockholders, the Seller Indemnifying Parties shall not be required to indemnify any Purchaser Indemnified Party pursuant to Section 9.2(i), and shall not have any liability for any Damages thereof, if, with respect to any individual such Damage item, such item is less than $1,000 (“Purchaser Minor Claims”). The Seller Indemnifying Parties shall not have any liability for Damages pursuant to Section 9.2(i) until the aggregate amount of all such Damages exceeds on a cumulative basis an amount equal to $25,000 (the “Basket”), in which case the Seller Indemnifying Parties shall become liable for all of such Damages pursuant to Section 9.2(i) that are not Purchaser Minor Claims from the first dollar. The Seller Indemnifying Parties shall not be required to indemnify any Purchaser Indemnified Party pursuant to indemnification under Section 9.2(i) (other than with respect to the Fundamental Representations) and shall not have any further liability once the aggregate amount of all payments made by or on behalf of the Seller Indemnified Parties pursuant to indemnification under Section 9.2(i) (other than with respect to the Fundamental

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Representations) equals $3,554,633 (the “Cap”) (with each individual Selling Stockholder’s aggregate liability for Damages not to exceed its Pro Rata Percentage of the Cap). The Seller Indemnifying Parties shall not be required to indemnify any Purchaser Indemnified Party pursuant to indemnification under Section 9.2(i) with respect to the Fundamental Representations, and shall not have any further liability, once the aggregate amount of all payments made by or on behalf of the Seller Indemnified Parties pursuant to indemnification under Section 9.2(i) with respect to all representations (including the Fundamental Representations) equals the aggregate amount of Consideration paid by the Purchaser to the Selling Stockholders (with each individual Selling Stockholder’s aggregate liability for Damages not to exceed its Pro Rata Percentage of the Consideration).

(i) Notwithstanding anything contained in this Agreement to the contrary, the sole and exclusive source to satisfy any claim with respect to any breach of or inaccuracy in either Section 2.10(h) or the second sentence of Section 2.20 shall be an offset of Damages pursuant to Section 9.6 solely out of any Back-End Payments otherwise payable by the Purchaser (if any) after delivery of a notice of such breach or inaccuracy pursuant to Section 9.4(a);  provided, that, subject to the limitations set forth in Section 9.5(a) above, the aggregate liability of the Seller Indemnifying Parties with respect to any breach of or inaccuracy in either Section 2.10(h) or the second sentence of Section 2.20 shall not exceed (and be limited to) an offset pursuant to Section 9.6 in an amount equal to 100% of any Back-End Payments otherwise payable by the Purchaser (if any) after delivery of a notice of such breach or inaccuracy pursuant to Section 9.4(a). Any amount offset against the Selling Stockholders pursuant to Section 9.6 shall be deemed paid by the Selling Stockholders to the Purchaser Indemnified Parties for purposes of determining the maximum liability of the Selling Stockholders hereunder.

(ii) The aggregate liability of any Seller Indemnifying Party with respect to any Damage shall not exceed such party’s Pro Rata Percentage as set forth on Schedule 5. No Selling Stockholder will have any indemnification obligation with respect to (i) any breach or inaccuracy of a representation or warranty made by any other particular Selling Stockholder, or (ii) the breach of any covenant or other agreement to be performed by any other particular Selling Stockholder. For the avoidance of doubt, any representation, warranty, covenant or other agreement made with respect to any Selling Stockholder shall be deemed made solely by such particular Selling Stockholder.

(b) Except in the case of intentional misrepresentation, fraud, willful misconduct or willful breach of this Agreement or any of the Transactional Agreements by the Company or Purchaser, the Purchaser shall not be required to indemnify any Seller Indemnified Party pursuant to Section 9.3(i), and shall not have any liability for any Damages thereof, if, with respect to any individual such Damage item, such item is less than $1,000 (“Seller Minor Claims”). The Purchaser shall not have any liability for Damages pursuant to Section 9.3(i) until the aggregate amount of all such Damages exceeds on a cumulative basis the Basket, in which case the Purchaser shall become liable for all of such Damages pursuant to Section 9.3(i) that are not Seller Minor Claims from the first dollar. Notwithstanding anything herein or otherwise to the contrary, the Purchaser shall not be required to indemnify any Seller Indemnified Party pursuant to indemnification under Section 9.3(i) and shall not have any further liability once the aggregate

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

amount of all payments made by or on behalf of the Purchaser Indemnified Parties pursuant to indemnification under Section 9.3(i) equals the Cap.

(c) Except as specifically set forth in this Section 9 or elsewhere in this Agreement, the foregoing indemnity provisions shall be the sole and exclusive remedy of the Indemnified Parties relating to Damages arising from the breach of or inaccuracy in any representations and warranties or covenants set forth in this Agreement, except (i) in the case of intentional misrepresentation or fraud and (ii) with respect to covenants not listed in Section 9.3(ii), and each party expressly waives any other rights or remedies it may have.

(d) Each Selling Stockholder hereby irrevocably waives, acknowledges, and agrees that it will not have and will not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Company in connection with any indemnification obligation or any other liability to which it may become subject under or in connection with this Agreement.

(e) EXCLUSION OF CONSEQUENTIAL DAMAGES. EXCEPT WITH RESPECT TO A BREACH OF SECTION 10.6 OR DAMAGES AWARDED TO ANY THIRD PARTY CLAIMANT BY A COURT OF COMPETENT JURISDICTION (OR ANY AMOUNTS PAYABLE TO SUCH THIRD PARTY PURSUANT TO A SETTLEMENT OR COMPROMISE) FOR WHICH A PARTY HAS INDEMNIFIED THE OTHER UNDER THIS SECTION 9, NO PARTY HERETO, NOR ANY OF THEIR RESPECTIVE AFFILIATES, WILL BE LIABLE TO ANY OTHER PARTY OR SUCH OTHER PARTY’S RESPECTIVE AFFILIATES (INCLUDING, IN THE CASE OF THE SELLING STOCKHOLDERS, THE SELLER PRINCIPALS), FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOSS OF FUTURE REVENUE, INCOME OR PROFITS, OR ANY DIMINUTION OF VALUE OR MULTIPLES OF EARNINGS DAMAGES, ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONAL AGREEMENT (INCLUDING A BREACH HEREOF OF THEREOF), WHETHER SUCH LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER SUCH PARTY OR ANY REPRESENTATIVE OF SUCH PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

9.6 Setoff. The Purchaser shall have the right to set off any Damages finally determined to be owed to any Purchaser Indemnified Party in accordance with the provisions of this Section 9 against any amount otherwise payable by the Purchaser Indemnified Parties to any of the Selling Stockholders, including, without limitation, any amounts payable to any of the Selling Shareholders in respect of any Back-End Payments pursuant to Section 1.2. In the event a good faith claim for indemnification has been made pursuant to this Section 9, but Damages have not been finally determined in accordance with the provisions hereof as of the date a Back-End Payment would otherwise be due pursuant to Section 1.2, the Purchaser shall have the right to hold back a portion of the Back-End Payment in an amount equal to the amount of the Damages sought

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until such indemnification claim(s) have been finally resolved and any Damages have been finally determined in accordance with the provisions hereof. Once such claims are so finally resolved and any Damages have been finally determined, such Back-End Payment shall be subject to set off, if applicable, in accordance with the first sentence of this Section 9.6, and the Purchaser shall promptly pay any balance due to the Selling Stockholders in accordance with Section 1.2. Notwithstanding the foregoing, the provisions of this Section 9.6 are subject to the limitations set forth in Section 9.5(a)(ii).

SECTION 10. Miscellaneous Provisions

10.1 Release. The Consideration allocated to the Selling Stockholders pursuant to Section 1.2 (earned as applicable) represents the only payment or consideration to be received by the Selling Stockholders in exchange for the Shares owned by the Selling Stockholders, and upon receipt of that portion of the Consideration payable at the Closing, each Selling Stockholder, for such Selling Stockholder and its successors and assigns (collectively, the “Releasors”), hereby forever fully and irrevocably releases and discharges the Company and the Purchaser and, in their capacities as such, the Company’s predecessors, successors, subsidiaries, managers, directors, officers, employees, agents, and representatives (collectively, the “Released Parties”) from any and all actions, suits, claims, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, Contracts, controversies, promises, judgments, Liabilities or obligations of any kind whatsoever in law or equity, or otherwise (including claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses), as well as all other events, facts, conditions or circumstances existing or arising prior to the Closing Date, which the Releasors can, shall or may have against the Released Parties, and that now exist or may hereafter accrue with respect to periods prior to the Closing (collectively, the “Released Claims”), provided,  however, that Released Claims shall not include claims available to the Releasors under this Agreement or any of the other Transactional Agreements or resulting from any future course of dealings or activities between or among any Releasors and any Released Parties or otherwise outside of this Agreement or any of the other Transactional Agreements. The Releasors shall refrain from asserting any claim or demand or commencing (or causing to be commenced) any Proceeding, in any court or before any tribunal, against any Released Party based upon any Released Claim.

10.2 Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions. The Purchaser shall reimburse the Selling Stockholders for any reasonable, out-of-pocket costs incurred by the Selling Stockholders after the Closing in complying with any requests of the Company or Purchaser under this Section 10.2.

10.3 Fees and Expenses. Except as otherwise provided in this Agreement (including this Section 10.3), the parties shall each bear and pay all of their own fees, costs and expenses, including all legal fees and expenses payable to their respective legal, tax and accounting advisors that have been incurred or that are in the future incurred by them in connection with the negotiation, consummation and performance of the Transactions and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions, it

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being confirmed and agreed that, notwithstanding the foregoing, the Selling Stockholders will be responsible for 100% of the fees, costs and expenses of the Company in connection with all such matters incurred by or at the direction of any Selling Stockholder or Seller Principal.

10.4 Attorneys’ Fees. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by courier or express delivery service or by facsimile or electronic transmission, with written confirmation of receipt) to the address, facsimile number or email address set forth beneath the name of such party below (or to such other address, facsimile number or email address as such party shall have specified in a written notice given to the other parties hereto):

if to the Stockholders’ Representative or to the Selling Stockholders:

Shareholder Representative Services LLC

1614 15th Street, Suite 200

Denver, CO 80202

Attention: Managing Director

E-mail: deals@srsacquiom.com

Telephone: (303) 648-4085

Facsimile: (303) 623-0294

with a copy (which copy shall not constitute notice) to:

Sills Cummis & Gross P.C.

One Riverfront Plaza

Newark, NJ 07102

Attention: Lori M. Waldron, Esq.

Facsimile: (973) 643-6500

E-mail: lwaldron@sillscummis.com

if to the Company (after the Closing) or the Purchaser:

Aclaris Therapeutics, Inc.

101 Lindenwood Drive, Suite 400

Malvern, PA 19355

Attention: Kamil Ali-Jackson, Chief Legal Officer

Facsimile: (484) 320-2344

Email: kalijackson@aclaristx.com

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with a copy (which copy shall not constitute notice) to each of:

Cooley LLP

One Freedom Square, Reston Town Center

11951 Freedom Drive

Reston, VA 20190-5656

Attention: Brent Siler / Geoff Willard / Chris Martin

Email: bsiler@cooley.com / gwillard@cooley.com / cmartin@cooley.com

10.6 Confidentiality; Publicity.

(a) Unless otherwise required by a Legal Requirement, on and at all times after the Closing, no Purchaser Person or Company Person shall make any public announcements in respect of this Agreement or the Transactions or otherwise communicate with any news media without the prior written consent of the Stockholders’ Representative or the Purchaser, respectively (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement. If the Purchaser is required by a Legal Requirement to file a Form 8-K or other public filing, it shall as soon as reasonably practicable provide the Stockholders’ Representative with a copy of such filing, and shall consider in good faith all comments to such filing promptly provided by the Stockholders’ Representative.

(b) Unless otherwise required by a Legal Requirement, on and at all times after the Closing, no Purchaser Person shall disclose the terms of this Agreement to any Third Party without the prior written consent of the Stockholders’ Representative, except (i) to current or prospective banks or other financial institutions or investors for the purpose of raising capital or borrowing money, (ii) to any Person who proposes to be a licensee, a Sublicensee, or to otherwise succeed (by merger, operation of law or otherwise) to all of such Purchaser Person’s right, title and interest in, to and under this Agreement, (iii) to any Person who acquires all or substantially all of the assets or equity of a Purchaser Person or all or substantially all of the Products that are the subject of this Agreement or the License Agreement, (iv) to any Purchaser Person’s legal or financial advisors, or (v) as such Purchaser Person determines in good faith is necessary in order to operate its business; in each case of (i), (ii), (iii), (iv) and (v), if such Third Party agrees to maintain the confidentiality of such terms pursuant to a standard form of confidentially agreement.

10.7 Time of the Essence. Time is of the essence of this Agreement.

10.8 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

10.9 Counterparts. This Agreement may be executed and delivered in several counterparts (including facsimile, PDF, or other electronic counterparts or via DocuSign or a similar electronic signature service), each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

10.10 Governing Law; Venue; Waiver of Jury Trial.

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(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws resulting in the application of the laws of any other jurisdiction to this Agreement).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE COUNTY OF NEW CASTLE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTIONAL AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(C).

10.11 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Selling Stockholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); the Purchaser and its successors and assigns (if any); and the Stockholders’ Representative. This Agreement shall inure to the benefit of: the Company; the Selling Stockholders; the Purchaser; and the respective successors and permitted assigns (if any) of the foregoing. No party may assign

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

any of its rights or obligations under this Agreement; provided, however, that the Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, (x) to any direct or indirect wholly owned subsidiary of the Purchaser or (y) to any acquiror of the Purchaser or substantially all of the Purchaser’s equity or assets, in each case without obtaining the consent or approval of any other party hereto or of any other Person (but with providing a notice to the Stockholder Representative promptly following such assignment); provided that in the case of an assignment under the immediately preceding clause (x) or (y), the successor shall agree in writing for the benefit of the Selling Stockholders to be bound by the obligations hereunder of the Purchaser and the Company and their respective Affiliates, and any such assignment shall not release the Purchaser of its obligations or liabilities hereunder.

10.12 Remedies Cumulative; Specific Performance. Subject to the provisions of Section 9.4(c), the rights and remedies of the parties hereto shall be cumulative (and not alternative). Notwithstanding anything herein to the contrary except the final sentence of Section 4.7, the parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event any provision of this Agreement was not performed in accordance with the specific terms hereof or were otherwise breached, and any party may seek to specifically enforce any covenant contained herein. It is accordingly agreed that the parties hereto shall be entitled (in addition to any other remedies available to them) to the remedies of specific performance (which shall include the right to obtain an order compelling a party’s counterparty hereto to close the transactions contemplated by this Agreement) and injunctive relief (without bond or other security being required and without the necessity of proving the inadequacy of money damages) to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

10.13 Waiver.

(a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) Except as provided in this Section 10.13(b), no Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. Any power, right, privilege or remedy of the Selling Stockholders under this Agreement may be waived in writing by the Stockholders’ Representative.

10.14 Amendments and Waivers. This Agreement may not be amended, modified, altered or supplemented, or any provision hereof waived, other than by means of a written

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

instrument duly executed and delivered by or on behalf of the Purchaser and the Stockholders’ Representative.

10.15 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

10.16 Entire Agreement. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

10.17 Construction. For purposes of this agreement: (a) whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders; (b) the parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement; (c) as used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation’; (d) except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement; and (e) except as otherwise indicated, all references to days, dates and times shall be to New York local time.

10.18 Stockholders’ Representative.

(a) By virtue of each Selling Stockholder’s execution and delivery of this Agreement, each Selling Stockholder shall have approved, among other matters, the indemnification terms set forth in Section 9 and shall irrevocably appoint the Stockholders’ Representative as its agent for all purposes of this Agreement, including without limitation to give and receive notices and communications in connection with a claim for indemnification, to amend or waive any provision of this Agreement, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to this Agreement and comply with orders of courts and awards of arbitrators with respect to indemnification claims, and to take all actions necessary or appropriate in the judgment of the Stockholders’ Representative for the accomplishment of the foregoing. The Purchaser shall be entitled to deal exclusively with the Stockholders’ Representative on all matters relating to this Agreement and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller Indemnifying Party by the Stockholders’ Representative, and on any other action taken or purported to be taken on behalf of any Seller Indemnifying Party by the Stockholders’ Representative, as fully binding upon such Seller Indemnifying Party. If the Stockholders’ Representative shall resign, be removed or become

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unable to fulfill its responsibilities as agent of the Seller Indemnifying Parties, then the Seller Indemnifying Parties shall, within ten (10) days after such resignation, removal or inability, by action of any two (2) Selling Stockholders, appoint a successor agent and, promptly thereafter, shall notify the Purchaser of the identity of and contact information for such successor. Any such successor shall become the “Stockholders’ Representative” for purposes of this Agreement. A decision, act, agreement, consent, instruction or waiver of the Stockholders’ Representative (taken in its capacity as Stockholders’ Representative), including an amendment, extension or waiver of this Agreement pursuant to Section 10.14, shall constitute a unanimous decision of the Selling Stockholders and shall be final, binding and conclusive on the Selling Stockholders.

(b) At the Closing, the Purchaser will wire to the Stockholders’ Representative an amount of $60,000 (the “Expense Fund”), which will be used for the purposes of paying directly, or reimbursing the Stockholders’ Representative for, any third party expenses pursuant to this Agreement, and which amount, together with any fees paid by the Purchaser at the Closing to the Stockholders’ Representative, shall be deducted from the Initial Cash Payment pursuant to Section 1.2(a)(i). The Selling Stockholders will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Stockholders’ Representative any ownership right that they may otherwise have had in any such interest or earnings. The Stockholders’ Representative will not be liable for any loss of principal of the Expense Fund other than as a result of its gross negligence, willful misconduct or bad faith. The Stockholders’ Representative will hold these funds separate from its corporate funds, will not use these funds for its operating expenses or any other corporate purposes and will not make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Stockholders’ Representative’s responsibilities, or otherwise upon the request of the Selling Stockholders, the Stockholders’ Representative shall disburse the balance of the Expense Fund to the Selling Stockholders based on such Selling Stockholders’ Pro Rata Percentage. For tax purposes, the Expense Fund shall be treated as having been received and voluntarily set aside by the Selling Stockholders at the time of Closing. The Stockholders’ Representative is not acting as a withholding agent or in any similar capacity in connection with the Expense Fund and is not responsible for any tax reporting or withholding with respect thereto.

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The parties hereto have caused this STOCK PURCHASE AGREEMENT to be executed and delivered as of the date first above written.

The Purchaser:	The Company:

Aclaris Therapeutics Inc.	Vixen Pharmaceuticals, Inc.

By:___/s/ Neal Walker______________ Name:_Neal Walker________________ Title:__President and CEO___________	By:__/s/Angela M. Christiano _______ Name:__ Angela M. Christiano______ Title:____President________________

JAK1, LLC

By:____/s/ Illegible________________
Name:_Illegible___________________
Title:__Manager___________________

JAK2, LLC

By:___/s/ Illegible_________________
Name:_Illegible___________________
Title:__Manager___________________

JAK3, LLC

By:___/s/ Illegible_________________
Name:_Illegible___________________
Title:__Manager___________________

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as Stockholders’
Representative

By:___/s/ W. Paul Koenig___________
Name:_W. Paul Koenig____________
Title:__Managing Director_________

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 1

Regulatory Milestone Payments For Patent Products

For the avoidance of doubt, the following Regulatory Milestone Payments shall be made only with respect to Patent Products, and shall not be owed or paid with respect to any Know-how Products or Additional Products.

AA Oral Product: Upon the first occurrence of each of the following Regulatory Milestone events for an AA Oral Product, the Purchaser shall make the following one-time milestone payments to the Selling Stockholders (i.e., each milestone payment will only be paid one time):

Regulatory Milestone	Amount
NDA filing in the United States	$[***]
FDA approval of an NDA in the United States	$[***]
Regulatory Approval in the European Union	$[***]
Regulatory Approval in Japan	$[***]

AA Topical Product: Upon the first occurrence of each of the following Regulatory Milestone events for an AA Topical Product, the Purchaser shall make the following one-time milestone payments to the Selling Stockholders (i.e., each milestone payment will only be paid one time):

Regulatory Milestone	Amount
NDA filing in the United States	$[***]
FDA approval of an NDA in the United States	$[***]
Regulatory Approval in the European Union	$[***]
Regulatory Approval in Japan	$[***]

AGA Product: Upon the first occurrence of each of the following Regulatory Milestone events for an AGA Product, the Purchaser shall make the following one-time milestone payments to the Selling Stockholders (i.e., each milestone payment will only be paid one time):

Regulatory Milestone	Amount
NDA filing in the United States	$[***]
FDA approval of an NDA in the United States	$[***]
Regulatory Approval in the European Union	$[***]
Regulatory Approval in Japan	$[***]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 2

Commercial Milestone Payments For Patent Products

For the avoidance of doubt, the following Commercial Milestone Payments shall be made only with respect to Patent Products and shall not be owed or paid with respect to any Know-how Products or Additional Products.

Upon the first occurrence of each of the following Commercial Milestone events for all Patent Products (on an aggregate, annual worldwide basis), the Purchaser shall make the following milestone payments to the Selling Stockholders (i.e., each milestone payment will only be paid one time):

Commercial Milestone	Amount
Upon achievement of aggregate Annual Net Sales for all Patent Products sold by or on behalf of Purchaser Persons [***]	$[***]
Upon achievement of aggregate Annual Net Sales for all Patent Products sold by or on behalf of Purchaser Persons [***]	$[***]
Upon achievement of aggregate Annual Net Sales for all Patent Products sold by or on behalf of Purchaser Persons [***]	$[***]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 3

Additional Payments for Patent Products and Know-how Products

Additional Payments for Patent Products

During the applicable Additional Purchase Price Terms for all Patent Products, Purchaser shall pay the Selling Stockholders on Annual Net Sales of all such Patent Products in the Territory at the following Additional Payment rates:

Patent Product Additional Payment Tiers (each Additional Payment rate shall apply to its respective increment of Net Sales)	Amount
Aggregate Annual Net Sales for all Patent Products sold by or on behalf of Purchaser Persons of [***]	[***]
Aggregate Annual Net Sales for all Patent Products sold by or on behalf of Purchaser Persons [***]	[***]
Aggregate Annual Net Sales for all Patent Products sold by or on behalf of Purchaser Persons [***]	[***]

The Additional Payment rates set forth above for Patent Products shall be subject to the adjustments set forth in Section 1.2(a)(vi)(1) and (2), subject to the Patent Floor.

Additional Payments for Know-how Products

During the Additional Purchase Price Terms for all Know-how Products and Additional Products, Purchaser shall pay the Selling Stockholders on Annual Net Sales of all such Know-how Products and Additional Products in the Territory at the following Additional Payment rates:

Know-how Product Additional Payment Tiers (each Additional Payment rate shall apply to its respective increment of Net Sales)	Amount
Aggregate Annual Net Sales for all Know-how Products and Additional Products sold by or on behalf of the Purchaser Persons of [***]	[***]
Aggregate Annual Net Sales for all Know-how Products and Additional Products sold by or on behalf of the Purchaser Persons [***]	[***]
Aggregate Annual Net Sales for all Know-how Products and Additional Products sold by or on behalf of the Purchaser Persons [***]	[***]

The Additional Payment rates set forth above for Know-how Products shall be subject to the adjustments set forth in Section 1.2(a)(vi)(1), subject to the Know-how Floor.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 4

Additional Payments for Additional Products

During the Additional Purchase Price Terms for all Additional Products and Know-how Products, Purchaser shall pay the Selling Stockholders on Annual Net Sales of such Additional Products and Know-how Products in the Territory at the following Additional Payment rates:

Additional Product Additional Payment Tiers (each Additional Payment rate shall apply to its respective increment of Net Sales)	Amount
Aggregate Annual Net Sales for all Additional Products and Know-how Products sold by or on behalf of the Purchaser Persons of [***]	[***]
Aggregate Annual Net Sales for all Additional Products and Know-how Products sold by or on behalf of the Purchaser Persons [***]	[***]
Aggregate Annual Net Sales for all Additional Products and Know-how Products sold by or on behalf of the Purchaser Persons [***]	[***]

The Additional Payment rates set forth above for Additional Products shall be subject to the adjustments set forth in Section 1.2(a)(vi)(1), subject to the Additional Product Floor.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 5

Selling Stockholders

Name	Number of Shares of the Company	Pro Rata Percentage
JAK1, LLC	[***]	[***]
JAK2, LLC	[***]	[***]
JAK3, LLC	[***]	[***]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

AA Oral Product. “AA Oral Product” shall mean a Patent Product that is intended for the treatment of alopecia areata in humans and is administered orally.

AA Topical Product. “AA Topical Product” shall mean a Patent Product that is intended for the treatment of alopecia areata in humans and is administered topically.

AA Product. “AA Product” shall mean either an AA Oral Product or an AA Topical Product.

Acquisition Transaction. “Acquisition Transaction” shall mean any transaction involving: (a) the sale or other disposition of all or any portion of the Company’s business or assets (other than in the ordinary course of business); (b) the issuance, sale or other disposition of (i) any shares in the capital of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of the Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any shares in the capital of the Company; or (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Company.

Additional Product. “Additional Product” shall mean a “Product” or “Licensed Product” (in each case, as defined in the Rigel License Agreement or the JAKPharm and Key Organics License Agreement) that is not otherwise a Patent Product or Know-how Product hereunder.

Additional Purchase Price Term. “Additional Purchase Price Term” shall mean, on a Product-by-Product or Additional Product-by-Additional Product, as the case may be, and country-by-country basis, (a) with respect to a Patent Product, from and after the Closing until the expiration of the last Valid Claim within the Company Patent Rights in such country that Cover such Patent Product; and (b) with respect to a Know-how Product or Additional Product, on a Know-how Product by Know-how Product or Additional Product-by Additional Product and country-by country basis, from and after the Closing until ten (10) years after the First Commercial Sale of such Know-how Product or Additional Product in such country.

Affiliates. “Affiliates” shall mean as to any Person, a Person that directly, indirectly or through one or more direct or indirect intermediaries, controls or is controlled by or is under common control with the person specified. For the purposes of this definition, “control” (including, correlative terms), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, the following entities shall not be considered “Affiliates” of the Purchaser: [***]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AGA Product. “AGA Product” shall mean a Patent Product that is intended for the treatment of androgenetic alopecia in humans, by any route of administration.

Agreement. “Agreement” shall mean the Stock Purchase Agreement to which this Exhibit A is attached (including the exhibits and schedules thereto), as it may be amended from time to time.

Annual Net Sales. “Annual Net Sales” shall mean, with respect to a calendar year, aggregate, worldwide Net Sales of a Product or Additional Product by all Purchaser Persons in such calendar year; provided that, with respect to Net Sales of a Product or Additional Product in a country, Net Sales of such Product or Additional Product in such country shall only be included in Annual Net Sales during the applicable Additional Purchase Price Term for such Product or Additional Product in such country.

Benefit Plan. “Benefit Plan” shall mean any benefit plan or other similar plan maintained by the Company or pursuant to any Legal Requirements for the benefit of employees of the Company.

Code. “Code” shall mean the Internal Revenue Code of 1986.

Combination Product. “Combination Product” shall mean a combination of products sold together as a single product for a single invoice price that includes at least one Product or Additional Product and one or more additional therapeutically active ingredients (whether coformulated or copackaged) which are not Products or Additional Product. Pharmaceutical dosage form vehicles, adjuvants, and excipients shall not be deemed to be “therapeutically active ingredients”, except in the case where such vehicle, adjuvant, or excipient is recognized by the FDA as an active ingredient in accordance with 21 CFR 210.3(b)(7). For the avoidance of doubt, it is understood and agreed that the Company Patent Rights include “method of use” claim(s) and that a “Product” or “Additional Product” may also be covered by “composition of matter” patent claim(s); it is not the intent that the use of method of use claim(s) within Company Patent Rights in combination with use of composition of matter claim(s) results in a Product or Additional Product being classified as a Combination Product.

Commercialize. “Commercialize” shall mean any activities directed to obtaining pricing and/or reimbursement approvals, marketing, promoting, distributing, importing, offering to sell and/or selling a Product or Additional Product (including establishing the price for such Product or Additional Product), after Regulatory Approval for such Product or Additional Product has been obtained in a particular country.

Commercially Reasonable Efforts. “Commercially Reasonable Efforts” shall mean diligent and timely efforts that are consistent with the efforts and resources normally used by similarly situated pharmaceutical companies relating to the Development and Commercialization of products that (a) have scientific attributes similar to those of the relevant Product or Additional Product; (b) are at a similar stage in their Development, Commercialization or product life as the relevant Product or Additional Product; (c) have commercial and market potential similar to the relevant Product or Additional Product, taking into account issues of intellectual property scope,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

subject matter and coverage, safety and efficacy, product profile, competitiveness with respect to other products in the marketplace, proprietary position and profitability (including pricing and reimbursement status achieved or likely to be achieved and Back-End Payments payable to the Selling Stockholders pursuant to this Agreement); and (d) are solely owned by it or to which it has exclusive rights.

Company Contract. “Company Contract” shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has or may become subject to any obligation; or (c) under which the Company has or may acquire any right or interest.

Company Know-how. “Company Know-how” shall mean any Know-how solely owned by or licensed to the Company as set forth on Exhibit B. Company Know-how excludes Company Patent Rights.

Company Material Adverse Change. “Company Material Adverse Change” shall mean a material adverse effect on (a) the business, assets, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries, taken as a whole, (b) the ability of the Company or the Selling Stockholders to perform their obligations under this Agreement or (c) the ability of the Company or the Selling Stockholders to, or the timing when the Company or the Selling Stockholders may, consummate the Transactions; provided that the foregoing shall not include any change, event, circumstance, condition or effect (individually or in the aggregate with respect to the Company and its subsidiaries) primarily resulting from: (i) a general deterioration in the economy or in the economic conditions prevalent in the industry in which the Company and its subsidiaries operate, as long as the Company is not disproportionately impacted; (ii) any change in applicable law, or the interpretation thereof, as long as the Company is not disproportionately impacted; (iii) any force majeure event, disruptions of suppliers, acts of terrorism, wars, acts of God and the like, or (iv) any developments, transactions, events or occurrences involving the Purchaser.

Company Patent Rights. “Company Patent Rights” shall mean (a) the patents and patent applications listed in Exhibit C; (b) any issued patent or patent application that claims priority to and/or is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of any patent application identified in (a); (c) any patents issuing on any patent application identified in (a) or (b), including any reissues, renewals, reexaminations, substitutions or extensions thereof; (d) any and all claims of a continuation-in-part application that claim priority to the United States patent applications listed in Exhibit C, but only where such claims are directed to inventions disclosed in the manner provided in the first paragraph of 35 U.S.C. Section 112 in the United States patent applications listed in Exhibit C, and such claims in any patents issuing from such continuation-in-part applications; and (e) any foreign counterpart (including PCTs) of any issued patent or patent application identified in (a), (b) , (c) or (d).

Company Persons. “Company Persons” shall mean the Company, the Selling Stockholders and the Seller Principals.

Compound. “Compound” shall mean a Janus-associated Kinase compound.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contract. “Contract” shall mean any written or oral agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

Contravention Event. “Contravention Event” shall mean any event which would: (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company’s charter documents, or (ii) any resolution adopted by the Company’s stockholders, the Company’s board of directors or any committee of the Company’s board of directors; (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or the Selling Stockholders, or any of the assets owned or used by the Company, is subject; (c) cause the Company, the Purchaser or any Affiliate of the Purchaser to become subject to, or to become liable for the payment of, any Tax; (d) cause any of the assets owned or used by the Company to be reassessed or revalued by any taxing authority or other Governmental Body; (e) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any of its employees or that otherwise relates to the Company’s business or to any of the assets owned or used by the Company; (f) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract; (g) give any Person the right to (i) declare a default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract; (h) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which the Selling Stockholders are a party or by which the Selling Stockholders are bound; or (i) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company.

Cover. “Cover” shall mean, with respect to a Patent Product that, but for a license granted to a Person under a Valid Claim included in the Company Patent Rights under which such license is granted, the Development and/or Commercialization of such Product by such Person as provided hereunder would infringe such Valid Claim (assuming, for such a purpose, that patent applications otherwise constituting Valid Claims have issued).

Damages. “Damages” shall mean any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

Develop. “Develop” shall mean non-clinical (including pre-clinical) and clinical drug development activities and related research, including: (a) assay development, (b) pharmacology studies, (c) absorption, distribution, metabolism, elimination (ADME) studies, (d) toxicology studies, (e) statistical analysis and report writing, (f) test method development and stability testing,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g) process development, (h) formulation development, (i) delivery system development, (j) molecular pathology and biomarker development, (k) quality assurance and quality control development, (l) compliance related monitoring and activities (including biometry, data management, drug safety, integrated analysis, and health and economic research), (m) manufacture of drug supply (in both active pharmaceutical ingredient and finished product form) for use in both pre-clinical activities and clinical trials, (n) clinical trials for the purpose of obtaining or maintaining Regulatory Approval (including post-marketing and market expansion studies, (o) safety related studies and risk management programs, (p) support of investigator-initiated clinical trials, (q) new product planning activities, and (r) regulatory affairs activities related to all of the foregoing.

Disclosure Schedule. “Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser by the Selling Stockholders, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

EMA. “EMA” shall mean the European Medicines Agency, or any successor agency thereto.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, any restriction on the voting of any security any restriction on the transfer of any security or other asset (other than any restriction on transfer arising under the Securities Act and applicable state securities laws), any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset.

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

Exchange Act. “Exchange Act” shall mean Securities Exchange Act of 1934, as amended from time to time.

FDA. “FDA” shall mean the U.S. Food and Drug Administration, or any successor agency thereto.

First Commercial Sale. “First Commercial Sale” shall mean, with respect to a Product or Additional Product in a country, the first sale of such Product or Additional Product by the Purchaser, its Affiliates or its Sublicensees to a Third Party for use or consumption of such Product or Additional Product in such country where Regulatory Approval of such Product or Additional Product has been obtained or where sale is otherwise permitted by the Governmental Authority of such country. Sale of a Product or Additional Product by a party, its Affiliate or Sublicensee to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

such party, an Affiliate thereof or a Sublicensee shall not constitute a First Commercial Sale unless such party, Affiliate or Sublicensee are the end user of the Product or Additional Product. Further, sales of a Product or Additional Product on a “treatment IND basis”, “named patient” basis, “compassionate use” basis, for use as samples, for use in clinical trials or for research purposes shall not constitute a First Commercial Sale.

Generic Product. “Generic Product” shall mean, with respect to a particular Patent Product in a country, a pharmaceutical product that (a) contains the same active ingredient(s) as such Patent Product, (b) was approved for use in such country, whether for use as monotherapy or for use in combination with any product or compound, on an expedited or abbreviated basis in a manner that relied on or incorporated data submitted by a Purchaser Person in connection with such approval, and (c) is sold in such country by a Third Party (other than a Sublicensee) who did not purchase such product in a chain of distribution that included a party or its Affiliate.

Governmental Authorization. “Governmental Authorization” shall mean any: (a) permit, license, certificate, approval, consent, ratification, permission, clearance, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body. “Governmental Body” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

Know-how. “Know-how” shall mean any tangible or intangible know-how, expertise, discoveries, inventions, information, data or materials, including ideas, concepts, formulas, methods, procedures, designs, technologies, compositions, plans, applications, preclinical and clinical data, technical data, samples, chemical compounds and biological materials and all derivatives, modifications and improvements thereof and Regulatory Approvals and filings therefor, which in each case are non-public or proprietary and are related to Compounds; provided, however, that Know-how excludes Patent Rights.

Know-how Product. “Know-how Product” shall mean any pharmaceutical product that comprises or incorporates a Compound as an active pharmaceutical ingredient alone or in combination with one or more active agents, the Development, Manufacture or Commercialization of which involves the use of or incorporation, in whole or in part, of any Company Know-how and that is not a Patent Product.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Knowledge. “Knowledge” shall mean, with respect to the Company or Company Persons, as applicable, the actual knowledge of any Seller Principals, the members of the Selling Stockholders or any other executive officer of the Company or the Selling Stockholders.

Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Liability. “Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

License Agreement. “License Agreement” shall mean that certain Exclusive License Agreement, by and between the Company and the Trustees of Columbia University in the City of New York (the “Institution”), dated as of December 31, 2015.

Manufacture. “Manufacture” shall mean all activities related to the manufacturing of any Product or Additional Product, including test method development and stability testing, formulation, process development, manufacturing scale-up, manufacturing for use in non-clinical and clinical studies, manufacturing for commercial sale, packaging, release of product, quality assurance/quality control development, quality control testing (including in-process release and stability testing) and release of product or any component or ingredient thereof, and regulatory activities related to all of the foregoing.

Material Change. “Material Change,” shall mean, with regard to the Company: (a) any material adverse change in the Company’s business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof); (b) any loss, damage or destruction to, or any interruption in the use of, any of the Company’s material assets (whether or not covered by insurance); (c) any action by the Company to (i) declare, accrue, set aside or pay any dividend or any other distribution in respect of any shares of capital stock, or (ii) repurchase, redemption or other reacquisition of any shares of capital stock or other securities; (d) any sale or other issuance of any shares of capital stock or any other securities; (e) any amendment of the Company’s charter documents; (f) any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; (g) any purchase or other acquisition of any asset from any other Person, except for supplies acquired in the ordinary course of business, or any lease or license of any asset from any other Person except for leases of office equipment and similar items involving less than $10,000 in the aggregate; (h) any capital expenditures; (i) any sale or other transfer, and any lease or license, of any asset to any other Person except for products sold from inventory in the ordinary course of business; (j) any writing off as uncollectible, or establishment of any extraordinary reserve with respect to, any account receivable

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

or other indebtedness; (k) any pledge or hypothecation of any assets or the subjection of any assets to any Encumbrance; (l) any loan or advance to any other Person except for the extension of credit to customers in the ordinary course of business; (m) any (i) establishment or adoption of any Benefit Plan for the Company’s employees, or (ii) payment of any bonus or any profit-sharing or similar payment to, or material increase in the per annum wages, salaries, commission rate, fringe benefits or other compensation or remuneration payable to, any directors, officers or employees; (n) any entering into of any material Contract; (o) any amendment or termination of any material Contract by which the Company or any of the assets owned or used by the Company, is or was bound, or under which the Company has or had any rights or interest, has been amended or terminated; (p) any incurrence or assumption by the Company of, and any other event as a result of which the Company has become subject to, any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the “liabilities” column of a balance sheet prepared in accordance with GAAP) incurred by the Company in the ordinary course of business; (q) any discharge by the Company of any Encumbrance or discharge or payment of any indebtedness or other Liability, except for Liabilities disclosed in Part 2.6 of the Disclosure Schedule and accounts payable that have been incurred by the Company in the ordinary course of business or pursuant to a Company Contract, and (ii) have been discharged or paid in the ordinary course of business; (r) any forgiveness by the Company of any debt or other release or waiver of any right or claim; (s) any change in any respect in any of the Company’s methods of accounting or accounting practices; (t) any entry by the Company into any transaction or taking of any other action outside the ordinary course of business; and (u) any agreement, commitment or offer by the Company (in writing or otherwise), and any attempt, to take any of the actions referred to in any of the clauses above.

NDA. “NDA” shall mean a New Drug Application filed with the FDA.

Net Sales. “Net Sales” shall mean with respect to a particular Product or Additional Product in a particular period, the gross amounts invoiced by the Purchaser Persons on sales or other dispositions (excluding sales or dispositions for use in clinical trials or other scientific testing, in either case for which no Purchaser Person receives cash consideration and excluding transfers or sales between or among Purchaser Persons intended for resale to a Third Party) of such Product or Additional Product to unrelated Third Parties during such period in the Territory, less the following deductions: (i) customary trade, quantity or cash discounts, and other adjustments, which includes those granted on account of rebates, price adjustments, billing errors, recalls, returns, and chargebacks, all of which are actually allowed and taken directly with respect to such sales or other dispositions; (ii) tariffs, duties, excise, value added taxes, sales taxes or other taxes or governmental charges imposed upon and paid directly with respect to the delivery, sale, turnover or use of the Product or Additional Product and included and separately stated in the applicable invoice (excluding national, state, or local taxes based on income); (iii) allowances for amounts repaid or credited by reason of rejections, defects, recalls or returns or because of reasonable and customary chargebacks, refunds, coupons, patient co-pay savings cards or rebates; (iv) freight, insurance, and other transportation costs included in and separately stated in the applicable invoices and actually paid by a Third Party; (v) non-affiliated broker’s or agents’ commissions actually allowed and taken (not including, for the avoidance of doubt, the internal sales force of a Purchaser Person); (vi) uncollectible amounts that have been written off in the accounting records

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of the Purchaser Person in accordance with U.S. GAAP, provided that the Purchaser Person has made reasonable efforts to recover such amounts; and (vii) Third Party distributor fees. The intent of this definition of Net Sales is to allow the Selling Stockholders to derive an Additional Payment on the end sale of a Product or Additional Product by a Purchaser Person to the first Third Party.

Order. “Order” shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

Patent Expenses. “Patent Expenses” shall mean actual, documented, reasonable out-of-pocket expenses (including reasonable attorneys’ fees, disbursements to agents in foreign jurisdictions, and government filing fees and annuity fees incurred by Purchaser in connection with the preparation, filing, prosecution and maintenance of Patent Rights.

Patent Product. “Patent Product” shall mean any pharmaceutical product that comprises or incorporates a Compound as an active pharmaceutical ingredient alone or in combination with one or more active agents, the Development or Commercialization of which is Covered by a Valid Claim within the Company Patent Rights.

Patent Rights. “Patent Rights” shall mean a patent or patent application anywhere in the Territory including (a) all pending applications for patents (including all U.S. and foreign patent applications), including but not limited to, provisionals, divisionals, continued prosecution applications, substitution applications, continuations, and continuations-in-part of any of the foregoing, and all domestic and foreign counterparts of any of the foregoing and patents issuing therefrom and any applications claiming priority thereto and (b) all U.S. and foreign patents (including but not limited to utility patents, utility models and utility model applications, and certificates of invention), design patents or registered industrial designs and design applications or applications for registration of industrial designs, together with any and all substitutions, extensions and term restorations (including but not limited to supplementary protection certificates), registrations, confirmations, re-examinations, reissues, renewals, patents of addition, and similar rights and foreign counterparts thereof.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Phase I Clinical Trial. “Phase I Clinical Trial” shall mean a human clinical trial, the principal purpose of which is preliminary determination of safety in healthy individuals or patients as described in 21 C.F.R. §312.21, or similar clinical study in a country or group of countries other than the United States.

Phase II Clinical Trial. “Phase II Clinical Trial” shall mean a human clinical trial, for which the primary endpoints include a determination of dose ranges and/or a preliminary determination of efficacy in patients being studied as described in 21 C.F.R. §312.21, or similar clinical study in a country or group of countries other than the United States.

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Phase III Clinical Trial. “Phase III Clinical Trial” shall mean a human clinical trial prospectively designed to be a clinical trial upon which submission of a New Drug Application (or its equivalent outside the United States) and Regulatory Approval of a product by the FDA (or its equivalent outside the U.S.) is based.

Proceeding. “Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

Product. “Product” shall mean any Patent Product or Know-how Product.

Proprietary Assets. “Proprietary Assets” shall mean (a) all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications; (b) all patents, patent applications, and inventions and discoveries that may be patentable and Patent Rights; (c) all copyrights in both published works and unpublished works; (d) all rights in mask works; and (e) all Know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by the Company as licensee or licensor.

Purchaser Person. “Purchaser Person” shall mean any one or more of (a) the Company, the Purchaser or any of their respective Affiliates, (b) any Sublicensee of the Company, the Purchaser or any of their respective Affiliates, or (c) any Designee of any of the foregoing. For the avoidance of doubt, any reference in this Agreement to a Sublicensee shall include all further downstream Sublicensees. For purposes of the foregoing, a “Designee” means any Person that is employed by, under contract to, or in partnership with any other Purchaser Person, wherein such Person is granted the right to Develop and/or Commercialize Products or Additional Products.

Regulatory Approval. “Regulatory Approval” shall mean, with respect to a Product, the approval of the applicable Regulatory Authority necessary for the marketing and sale of such Product for a particular indication in a country, excluding separate pricing and/or reimbursement approvals that may be required.

Regulatory Authority. “Regulatory Authority” shall mean a federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over Development and/or Commercialization of a pharmaceutical product in a country or territory, including the FDA and EMA.

Related Party. Each of the following shall be deemed to be a “Related Party”: (a) the Selling Stockholders; (b) the Seller Principals, (c) each individual who is, or who has at any time been, a member, a shareholder, an officer or director of or investor in the Company or Selling Stockholders; (d) each member of the immediate family (i.e., spouse, parent, child) of each of the individuals referred to in clauses “(a)”, (b) and “(c)” above; and (e) any Entity (other than the Company) in which any one of the individuals referred to in clauses “(a)”, “(b)” “(c)” and “(d)”

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above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

Representatives. “Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

SEC. “SEC” shall mean the Securities and Exchange Commission.

Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

Seller Principal. “Seller Principal” shall mean each of [***].

Sublicense Consideration. “Sublicense Consideration” shall mean all consideration, in whatever form, actually received by any Purchaser Person from a Sublicensee in return for the grant of a sublicense of any of the Purchaser’s rights with respect to Company Patent Rights and/or Company Know-how, excluding consideration in the form of: (a) royalties received by a Purchaser Person and calculated wholly as a function of a sale of a unit of the Product if the Net Sales of such unit of such Product are subject to the Additional Payment obligations herein; (b) payments or reimbursements for the Purchaser’s documented Development activities conducted on behalf of the relevant Sublicensee after the effective date of the sublicense agreement between the Purchaser and the relevant Sublicensee, to the extent directly related to the Product, valued at the actual direct cost of such activities plus reasonable allocation of overhead; (c) payment to a licensor or patent attorney on behalf of the Purchaser, or reimbursement to the Purchaser, of the Purchaser’s reasonable Patent Expenses actually incurred or paid, respectively, by the Purchaser in the prosecution and maintenance of Patent Rights in accordance with the terms of the License Agreement, and not otherwise reimbursed; and (d) payments for the purchase of equity in the Purchaser at the fair market value of such equity.

Sublicensee. “Sublicensee” shall mean any Third Party that enters into an agreement with the Purchaser or receives a license grant from the Purchaser under the Company Patent Rights to any of the rights granted to the Purchaser under this Agreement including the right to Develop and/or Commercialize a Product. Sublicensee shall not include Third Party service providers who provide contract development or manufacturing services to the Purchaser.

Tax. “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or

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other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Territory. “Territory” shall mean all countries of the world.

Third Party. “Third Party” shall mean any Person other than the Company, the Purchaser or any Affiliate of the Company or the Purchaser.

Transactional Agreements. “Transactional Agreements” shall mean this Stock Purchase Agreement and the other agreements, documents, and certificates entered into or exchanged between the parties as contemplated herein, including the Resignation Letters, the Non-Competition Agreement and the Indemnity Commitment Agreement.

Transactions. “Transactions” shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Shares by the Selling Stockholders to the Purchaser in accordance with the Agreement; and (ii) the performance by the Company, the Selling Stockholders and the Purchaser of their respective obligations under the Transactional Agreements and the exercise by the Company, the Selling Stockholders and the Purchaser of their respective rights under the Transactional Agreements.

Valid Claim. “Valid Claim” shall mean with respect to any country, (i) a claim of an issued, unexpired patent within the Company Patent Rights that has not been revoked or held unenforceable or invalid by a decision of a court or Governmental Body of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or (ii) a claim of any pending patent application within the Company Patent Rights that is being prosecuted in good faith towards allowance and (x) is pending as of or after the Effective Date of this Agreement and (y) (a) other than with respect to Newer Applications, is not still pending three (3) years from the Closing Date and (b) with respect to Newer Applications, is not still pending four (4) years from the applicable PCT patent application filing deadline. As used herein, the term “Newer Applications” means patent applications [***].

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EXHIBIT B – COMPANY KNOW-HOW

1.Data from preclinical and clinical studies or collections, including but not limited to gene expression, sequencing, genotyping, biomarker, treatment, outcomes, and registry data.

2.Pre-clinical and clinical research tools, including but not limited to models, biomarkers, reference standards, as well as protocols and Know-how relating to the development and use thereof.

3.Protocols and Know-how relating to design and conduct of preclinical and clinical studies, including but not limited to considerations such as natural history of disease, dosing regimen, formulation, subject recruitment, and subject compliance.

4.Protocols and Know-how relating to acquisition, analysis and interpretation of pre-clinical and clinical data, including but not limited to gene expression, sequencing, genotyping, imaging, biomarker, treatment, and other data acquired from study subjects (animal or human).

5.Research data, research results, and other research information contained in unpublished manuscripts and grant applications.

6.Data and Know-how relating to or useful in connection with the following [***]:

[***]

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EXHIBIT C – COMPANY PATENT RIGHTS

IR	Docket	Patent/Application Title	Patent/Application No.	Filing Date	Status
[***]	[***]	[***]	[***]	[***]	[***]

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